LOAN AGREEMENT
                                      Among
                          RAINBOW MEDIA HOLDINGS, INC.,
                                 THE GUARANTORS,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       and
                         TORONTO DOMINION (TEXAS), INC.
                  as Arranging Agents and Documentation Agents,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Syndication Agent,
                         TORONTO DOMINION (TEXAS), INC.,
                             as Administrative Agent
                                       and
                         THE OTHER CREDIT PARTIES HERETO

                               As of April 2, 1997

                                      Index                                 Page

ARTICLE 1  Definitions.....................................................  -1-

ARTICLE 2 - The Loans...................................................... -21-
           Section 2.1  The Revolving Loan................................. -21-
           Section 2.2  Overdraft Advances................................. -22-
           Section 2.3  Manner of Borrowing and Disbursement............... -22-
           Section 2.4  Interest and Fees.................................. -25-
           Section 2.5  Prepayment......................................... -26-
           Section 2.6  Repayment.......................................... -27-
           Section 2.7  Revolving Notes; Loan Accounts..................... -27-
           Section 2.8  Manner of Payment.................................. -28-
           Section 2.9  Reimbursement...................................... -28-
           Section 2.10 Application of Payments............................ -29-
           Section 2.11 Capital Adequacy................................... -30-
           Section 2.12 Letters of Credit.................................. -31-

ARTICLE 3 - Guarantee...................................................... -36-
           Section 3.1  Guarantee.......................................... -36-
           Section 3.2  Waivers and Releases............................... -36-
           Section 3.3  Miscellaneous...................................... -37-

ARTICLE 4 - Conditions Precedent........................................... -39-

           Section 4.1  Conditions Precedent to Initial
                        Advance of the Revolving Loan...................... -39-
           Section 4.2  Conditions Precedent to Each Advance............... -42-

ARTICLE 5 - Representations and Warranties................................. -42-
           Section 5.1  Representations and Warranties..................... -42-
           Section 5.2  Survival of Representations and
                        Warranties, etc.................................... -49-

ARTICLE 6 - General Covenants.............................................. -49-
           Section 6.1   Preservation of Existence and Similar
                         Matters........................................... -49-
           Section 6.2   Compliance with Applicable Law.................... -50-
           Section 6.3   Maintenance of Properties......................... -50-
           Section 6.4   Accounting Methods and Financial Records.......... -50-
           Section 6.5   Insurance ........................................ -50-
           Section 6.6   Payment of Taxes and Claims....................... -50-
           Section 6.7   Visits and Inspections............................ -51-
           Section 6.8   Payment of Indebtedness........................... -51-
           Section 6.9   Use of Proceeds................................... -51-
           Section 6.10  ERISA ............................................ -51-
           Section 6.11  Further Assurances................................ -51-
           Section 6.12  Broker's Claims................................... -52-
           Section 6.13  Indemnity ........................................ -52-
           Section 6.14  Delivery of Certificates and Documents
                         for Certain Transaction........................... -52-
           Section 6.15  Pledge of Acquired Interests and Non-
                         Cash Proceeds from Sales, Exchanges or
                         other Disposition of Assets....................... -53-
           Section 6.16  New Subsidiaries to be Guarantors................. -55-
           Section 6.17  Required Equity Investments....................... -55-
           Section 6.18  Interest Rate Hedging............................. -55-

ARTICLE 7 - Information Covenants.......................................... -56-
           Section 7.1   Quarterly Financial Statements and Information.... -56-
           Section 7.2   Annual Financial Statements and Information;
                         Certificate of No Default......................... -56-
           Section 7.3   Performance Certificates.......................... -57-
           Section 7.4   Copies of Other Reports........................... -57-
           Section 7.5   Notice of Litigation and Other Matters............ -58-

ARTICLE 8 - Negative Covenants............................................. -59-
           Section 8.1   Indebtedness of the Borrower...................... -59-
           Section 8.2   Investments ...................................... -60-
           Section 8.3   Limitation on Liens............................... -60-
           Section 8.4   Amendment and Waiver.............................. -61-
           Section 8.5   Liquidation; Disposition or Acquisition
                         of Assets......................................... -61-
           Section 8.6   Limitation on Guaranties.......................... -68-
           Section 8.7   Restricted Payments and Purchases................. -69-
           Section 8.8   Borrower Value to Debt Ratio...................... -69-
           Section 8.9   Interest Coverage Ratio........................... -70-

           Section 8.10  Interest Support.................................. -70-
           Section 8.11  Affiliate Transactions............................ -70-
           Section 8.12  Real Estate ...................................... -70-
           Section 8.13  ERISA Liabilities................................. -71-
           Section 8.14  Change in Business................................ -71-
           Section 8.15  Sales and Leasebacks.............................. -71-

ARTICLE 9 - Default........................................................ -71-
           Section 9.1   Events of Default................................. -71-
           Section 9.2   Remedies ......................................... -74-

ARTICLE 10 - The Arranging Agents and the Administrative Agent............. -75-
           Section 10.1  Appointment and Authorization..................... -75-
           Section 10.2  Delegation of Duties.............................. -76-
           Section 10.3  Interest Holders.................................. -76-
           Section 10.4  Consultation with Counsel......................... -76-
           Section 10.5  Documents ........................................ -76-
           Section 10.6  Arranging Agents and Affiliates................... -76-
           Section 10.7  Responsibility of the Agents...................... -77-
           Section 10.8  Action by Agents.................................. -77-
           Section 10.9  Notice of Default or Event of Default............. -78-
           Section 10.10 Responsibility Disclaimed......................... -78-
           Section 10.11 Indemnification................................... -78-
           Section 10.12 Credit Decision................................... -79-
           Section 10.13 Successor Agents.................................. -79-

ARTICLE 11 - Change in Circumstances Affecting Eurodollar Advances......... -80-
           Section 11.1  Eurodollar Basis Determination Inadequate
                         or Unfair......................................... -80-
           Section 11.2  Illegality ....................................... -80-
           Section 11.3  Increased Costs and Taxes......................... -81-
           Section 11.4  Effect On Other Advances.......................... -82-

ARTICLE 12 - Miscellaneous................................................. -83-
           Section 12.1  Notices .......................................... -83-
           Section 12.2  Expenses ......................................... -85-
           Section 12.3  Waivers .......................................... -86-
           Section 12.4  Set-Off .......................................... -86-
           Section 12.5  Assignment ....................................... -87-
           Section 12.6  Counterparts ..................................... -89-
           Section 12.7  Governing Law .................................... -89-
           Section 12.8  Severability ..................................... -89-
           Section 12.9  Headings ......................................... -89-

           Section 12.10 Interest.......................................... -89-
           Section 12.11 Entire Agreement.................................. -89-
           Section 12.12 Amendment and Waiver.............................. -89-
           Section 12.13 Other Relationships............................... -90-
           Section 12.14 Confidentiality................................... -90-
           Section 12.15 Liability of General Partners and Other Persons... -90-

ARTICLE 13 - Waiver of Jury Trial.......................................... -91-
           Section 13.1  Waiver of Jury Trial.............................. -91-

                                    Exhibits

Exhibit A    -  Form of Assignment and Assumption Agreement
Exhibit B-1  -  Form of Borrower Pledge Agreement
Exhibit B-2  -  Form of AMC Pledge Agreement
Exhibit C    -  Form of Stock Pledge Agreement
Exhibit D    -  Form of Request for Advance
Exhibit E    -  Form of Subordination Agreement
Exhibit F    -  Form of Subordination of Fees Agreement
Exhibit G    -  Form of Revolving Note
Exhibit H    -  Form of Borrower's Certificate
Exhibit I    -  Form of CSC Certificate
Exhibit J    -  Form of Guarantor Certificate
Exhibit K    -  Form of Subsidiary Certificate
Exhibit L    -  Form of Notice of Continuation/Conversion
Exhibit M    -  Form of Request for Issuance of Letter of Credit
Exhibit N-1  -  Form of Subsidiary Stock Pledge Agreement
Exhibit N-2  -  Form of Subsidiary Assignment of Partnership Interests
Exhibit O    -  CSC Availability Certificate
Exhibit P    -  Form of Performance Certificate

                                    Schedules

Schedule 1       -  Guarantors
Schedule 2       -  Operating Entities
Schedule 3       -  Subsidiaries
Schedule 4       -  Trademarks
Schedule 5.1     -  Liabilities
Schedule 5.2     -  Litigation
Schedule 5.1(q)  -  List of MSO Agreements and Film Rights Agreements
Schedule 6       -  Trademarks Subject to Challenge
Schedule 7       -  Name Changes
Schedule 8       -  Affiliate Transactions
Schedule 9       -  Lender Addresses and Commitments
Schedule 10      -  NBC Exchange Companies
Schedule 11      -  Sources and Uses (1996-1999) Schedule
                    in RMHI 1997 Business Plan
Schedule 12      -  Pledged Subsidiaries

                                 LOAN AGREEMENT

                                      Among
                          RAINBOW MEDIA HOLDINGS, INC.,
                                 THE GUARANTORS,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       and
                         TORONTO DOMINION (TEXAS), INC.
                  as Arranging Agents and Documentation Agents,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Syndication Agent,
                         TORONTO DOMINION (TEXAS), INC.,
                             as Administrative Agent
                                       and
                         THE OTHER CREDIT PARTIES HERETO
               agree as follows as of the 2nd day of April, 1997:

                                   Background

      Rainbow Media Holdings, Inc., the successor-by-merger to Rainbow Programming Holdings, Inc. wishes to obtain a revolving credit line and other financial accommodations to refinance its existing indebtedness and for other corporate purposes. The Lenders are willing to provide such revolving credit line subject to the terms and conditions herein and subject to the taking of certain collateral and guaranties. The Guarantors are willing to provide such guaranties.

1 Definitions

For the purposes of this Agreement:

      "Acquisition" shall mean (i) any acquisition of all or substantially all of the assets of a business or a business unit (ii) any acquisition of all or substantially all of the capital stock or other ownership interest of any other Person or (iii) any merger by the Borrower or any of its Subsidiaries of or with any other Person, and, in any such case, such Person shall become consolidated with the Borrower or any such Subsidiary in accordance with GAAP after consummating such transaction.

      "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., a Delaware corporation, acting as Administrative Agent for the Lenders.

      "Administrative Agent's Office" shall mean the office of the Administrative Agent located at the address set forth in Section 12.1 hereof, or such other office as may be designated pursuant to the provisions of Section
12.1 hereof.

      "Advance" or "Advances" shall mean amounts advanced to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

      "Affiliate" shall mean any Person (other than a Person whose sole relationship with the Borrower is as an employee) directly or indirectly controlling, controlled by, or under common control with the Borrower, and, to the extent not otherwise so deemed an Affiliate, each Operating Entity shall be deemed an Affiliate of the Borrower. For purposes of this definition, "control" when used with respect to any Person includes the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agents" shall mean The Bank of New York, Scotia Bank, Barclays Bank, Fleet Bank, N.A., NationsBank of Texas, N.A. and The Chase Manhattan Bank.

      "Agreement" shall mean this Loan Agreement, as amended or supplemented from time to time.

      "Agreement Date" shall mean the date as of which this Agreement is dated.

      "AMC" shall mean American Movie Classics Company, a New York general partnership.

      "AMC Holding Corporation" shall mean American Movie Classics Holding Corporation, a New York corporation and wholly owned Subsidiary of the Borrower.

      "AMC Lenders" shall mean the "Lenders" (as such term is defined in the AMC Loan Agreement).

      "AMC Loan Agreement" shall mean that certain Loan Agreement, dated of even date herewith, by and among AMC, Canadian Imperial

Bank of Commerce and Toronto Dominion (Texas), Inc., as arranging agents, and the AMC Lenders party thereto as amended, modified or supplemented from time to time.

      "AMC Pledge Agreement" shall mean that certain Pledge Agreement to be executed and delivered by the partners of AMC with respect to their interests in AMC, substantially in accordance with Exhibit B-2 attached hereto, in favor of the Administrative Agent, for the ratable benefit of the Credit Parties.

      "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Arranging Agents" shall mean Canadian Imperial Bank of Commerce and Toronto Dominion (Texas), Inc.

      "Assignment and Assumption Agreement" shall mean each Assignment and Assumption Agreement in substantially the form of Exhibit A attached hereto, pursuant to which each Lender may, subject to Section 12.5 hereof, sell a portion of its Revolving Loans and Commitment.

      "Authorized Signatory" shall mean, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

      "Available Cash Flow" means, with respect to the Borrower or any Subsidiary, (i) cash distributions to the Borrower from any Subsidiary or to the Borrower or any Subsidiary from any Operating Entity, (ii) cash contributions to the Borrower from the RMHI Shareholders, (iii) net cash proceeds of any disposition of a partnership or other equity interest held by the Borrower or any Subsidiary in any Subsidiary or Operating Entity (other than any Net Cash Proceeds required to be applied to the Loans pursuant to Section 2.5) and (iv) the Availability.

      "Available Commitment" shall mean (a) on or before December 31, 1997, $250,000,000, (b) on or after January 1, 1998 but on or before December 31, 1998, $275,000,000, and (c) on or after January 1, 1999, $300,000,000 as such amount may be reduced in accordance with this Agreement.

      "Availability" shall mean the difference between (a) the Available Commitment minus, (b) the sum of (i) the outstanding principal amount of the Revolving Loans, and (ii) the outstanding face amount of any Letters of Credit; provided, however, that, for purposes of Section 8.9 and Section 8.10, the "Availability" shall be deemed to be equal to (a) the Commitment minus (b) the sum of (i) the outstanding principal amount of the Revolving Loans, and (ii) the outstanding face amount of any Letters of Credit.

      "Base Rate" shall mean, as of any date, a fluctuating interest rate per annum equal to the sum of (a) the higher of (i) the Prime Rate, and (ii) the sum of (A) the Federal Funds Rate, plus (B) one-half percent (1/2%), plus (b) the Base Rate Applicable Margin. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be.

      "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or which is reborrowed as a Base Rate Advance in accordance with the provisions of Section 2.3 hereof, and which shall be in a principal amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof.

      "Base Rate Applicable Margin" shall mean, at any time, with respect to any Base Rate Advance, the per annum rate of interest equal to: (a) at any time prior to the date six (6) months after the Agreement Date, 1.500%; and (b) at any time on or after the date six (6) months after the Agreement Date, (i) at any time that the Borrower Value to Debt Ratio is greater than 3.5 to 1.0, 1.375%, (ii) at any time that the Borrower Value to Debt Ratio is greater than
4.0 to 1.0, 1.250%, and (iii) at any other time, 1.500%. Changes in the Base Rate Applicable Margin shall take effect on the later of (i) the second Business Day after the performance certificate is required to be provided pursuant to
Section 7.3 or (ii) the date on which the performance certificate is actually provided pursuant to Section 7.3.

      "Borrower" shall mean Rainbow Media Holdings, Inc., a Delaware corporation.

      "Borrower Interest Expense" shall mean, as of any date with respect to the twelve (12) month period then ending, the interest expense of the Borrower in respect of the Obligations for such period.

      "Borrower Pledge Agreement" shall mean that certain Pledge Agreement to be executed and delivered by the Borrower on the Agreement Date and any additional Pledge Agreement executed and delivered by the Borrower in accordance with subsection 6.15 hereof, which agreements shall be substantially in the form of Exhibit B-1 attached hereto.

      "Borrower Value" shall mean, as of any date, the sum of the Enterprise Value for each Designated Entity multiplied by the Borrower's direct and indirect ownership percentage in such Designated Entity.

      "Borrower Value to Debt Ratio" shall mean, as of any date, the ratio of
(a) Borrower Value to (b) Total Borrower Debt.

      "Business" shall mean (i) the creation, acquisition, use, production, exhibition, distribution or development of (or investment in) programming and programming services (including, without limitation, any "home-shopping" programming services), (ii) the provision of management, uplink and transmission facilities and services (including without limitation direct broadcast satellite transmission and services), (iii) acquiring and holding the MSG Interests and operating, managing or otherwise participating in any businesses, including without limitation, ownership of a sports and entertainment arena, sports teams, entertainment facilities and programming services, with respect to such MSG Interests, and (iv) the distribution and sale of advertisements and advertising services and related businesses with respect to any of the above.

      "Business Day" shall mean a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, and New York, New York, as relevant to the determination to be made or the action to be taken.

      "Capital Expenditures" shall mean expenditures for the purchase of assets of long-term use which are capitalized in accordance with GAAP and shall not include expenditures for and under Programming Rights Agreements.

      "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Co-Agents" shall mean, collectively, Mellon Bank, N.A., Royal Bank of Canada and Societe Generale.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean any assets in which any Credit Party may have a security interest pursuant to any Security Document.

      "Commitment" shall mean the several obligations of the Lenders to advance the aggregate sum of up to $300,000,000 to the Borrower pursuant to the terms hereof, as such amount may be reduced from time to time in accordance with the terms hereof.

      "Commitment Fee" shall mean the fee payable by the Borrower to the Lenders pursuant to Section 2.4(f).

      "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to satisfy the Commitment to advance the amount of the Revolving Loan to the Borrower, which as of the Agreement Date are as set forth on
Schedule 9 hereto.

      "Company" shall mean any corporation, partnership, limited liability company or other legal entity.

      "Constituent Documents" shall mean, (a) with respect to any corporation, such corporation's certificate or articles of incorporation and by-laws, (b) with respect to any partnership, such partnership's partnership agreement and certificate of limited partnership (if applicable) and (c) with respect to any limited liability company, such limited liability company's operating agreement and certification of organization (or other similar document, as the case may be).

      "Consulting Agreement" shall mean that certain Consulting Agreement dated as of January 1, 1987 between LMCC (as hereinafter defined), as assignee of TCI Networks of Delaware, Inc., and AMC, which was purchased by CSC pursuant to those certain agreements entered into as of July 11, 1994 by AMC Holding Corporation, CSC, LMC Classics, Inc., a Nevada corporation ("LMCC") and RPE pursuant to which AMC Holding Corporation purchased 50% of the outstanding interests in AMC and CSC purchased LMCC's rights under the Consulting Agreement.

      "Credit Parties" shall mean, collectively, the Administrative Agent, the Agents, the Arranging Agents, the Co-Agents, the Documentation Agents, the Lenders, the Letter of Credit Issuing Bank, the Overdraft Lender, and the Syndication Agent.

      "CSC" shall mean Cablevision Systems Corporation, a Delaware corporation.

      "CSC Loan Agreement" shall mean that certain Fourth Amended and Restated Credit Agreement, dated as of September 5, 1996, as amended, by and among CSC, Toronto Dominion (Texas), Inc., as administrative agent and certain lenders, as further amended, restated, modified or supplemented from time to time.

      "CSC Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated as of the Agreement Date, between CSC and the Administrative Agent, pursuant to which CSC has pledged to the Administrative Agent for the ratable behalf of the Credit Parties, all of its issued and outstanding stock of the Borrower to secure the Obligations and in substantially the form of Exhibit C attached hereto.

      "Default" shall mean any Event of Default, and any other event specified in Section 9.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

      "Default Rate" shall mean a simple per annum interest rate equal to the sum of the Base Rate plus two percent (2%).

      "Designated Entity" shall mean any of AMC, BRAVO, MSG, SC-CHI and, at any time that fifty percent (50%) or more is owned by the Borrower other than indirectly as a Subsidiary of MSG, SC-NY, and the Subsidiaries of each of them; and "Designated Entities" shall mean all of them, collectively.

      "Documentation Agents" shall mean Canadian Imperial Bank of Commerce and Toronto Dominion (Texas), Inc.

      "Dolan" shall mean Charles F. Dolan.

      "Dolan Family Interests" shall mean (a) any Dolan Family Member, (b) any trusts for the benefit of any Dolan Family Members, (c) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (d) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (a), (b) and (c) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually and (e) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

      "Dolan Family Members" shall mean Dolan, his spouse, his descendants and any spouse of any of such descendants.

      "EBITDA" shall mean, with respect to any Person for any period, (i) the Net Income of such Person, plus (ii) interest expense, taxes, depreciation, amortization and other non-cash expenses, to the extent deducted in determining such Person's Net Income.

      "EBITDAM" shall mean, with respect to any Person for any period, (i) the EBITDA of such Person, plus (ii) management fees, to the extent deducted in determining such Person's Net Income.

      "Enterprise Value" shall mean, with respect to any Designated Entity, on any date, the following:

      (a) with respect to AMC, on a consolidated basis together with its Subsidiaries, the greater of (i) (w) the EBITDAM of AMC for the most recently completed six (6) month period (excluding, however, any operating losses attributable to the Subsidiaries or divisions of AMC but only so long as such losses not funded by equity contributions do not exceed $5,000,000 per year (with unused amounts available in successive years) or $20,000,000 in the aggregate) multiplied by (x) two, multiplied by (y) twelve, minus (z) the aggregate outstanding Indebtedness of AMC or (ii) zero;

      (b) with respect to BRAVO, on a consolidated basis together with its Subsidiaries, the greater of (i) (w) the EBITDAM of BRAVO for the most recently completed six (6) month period (excluding, however, any operating losses attributable to the Subsidiaries of BRAVO or Independent Film Channel and Bravo Latin America, which are included in the Funding Requirements) multiplied by (x) two, multiplied by (y) twelve, minus (z) the aggregate outstanding Indebtedness of BRAVO or (ii) zero;

      (c) with respect to MSG, on a consolidated basis together with its Subsidiaries, the greater of (i) (x) the EBITDAM of MSG for the most recently completed twelve (12) month period multiplied by (y) thirteen, for the periods ending December 31, 1997, and twelve, for any other period, minus (z) the aggregate outstanding Indebtedness of MSG or (ii) zero;

      (d) with respect to SC-CHI, on a consolidated basis with its Subsidiaries, the greater of (i) (x) the EBITDAM of SC-CHI for the most recently completed twelve (12) month period multiplied by (y) twelve, minus (z) the aggregate outstanding Indebtedness of SC-CHI or (ii) zero; and

      (e) so long as the Borrower owns at least 50% of SC-NY (other than indirectly as a Subsidiary of MSG), with respect to SC-NY, on a consolidated basis with its Subsidiaries, the greater of (i) (x) the EBITDAM of SC-NY for the most recently completed twelve (12) month period multiplied by (y) twelve, minus
(z) the aggregate outstanding Indebtedness of SC-NY or (ii) zero.

With respect to the calculation of any of the foregoing amounts, any Acquisition, divestiture or merger which occurs during the applicable period shall be deemed to have occurred on the first day of the period for which EBITDAM is being calculated.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

      "ERISA Affiliate" shall mean (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group

(within the meaning of Code Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

      "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance in accordance with the provisions of Section 2.3 hereof, and which shall be in a principal amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof.

      "Eurodollar Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Eurodollar Rate Applicable Margin. The Eurodollar Basis shall be rounded upward to the nearest one-hundredth of one percent (1/100%) and shall apply to Interest Periods of one (1), two (2), three (3), six (6) and nine (9) months, and, subject to the last sentence of this definition, twelve (12) months, and, once determined, shall be subject to Article 10 hereof and shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. The Borrower may not elect an Interest Period for a Eurodollar Advance in excess of nine (9) months unless the Administrative Agent has notified the Borrower (i) that each of the Lenders has available to it funds for such Lender's share of the proposed Advance which are not required for other purposes, and (ii) that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Interest Period, and (iii) that each Lender has, in its sole discretion, agreed to fund such Advance.

      "Eurodollar Rate" shall mean, with respect to any Eurodollar Advance for any Interest Period therefor, the rate per annum for a period equal to such Interest Period appearing on Telerate Page 3750 (or as quoted or published by such other recognized independent quote service as may be selected by the Administrative Agent from time to time) at 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period.

      "Eurodollar Rate Applicable Margin" shall mean, at any time, with respect to any Eurodollar Advance, the per annum rate of interest equal to: (a) at any time prior to the date six (6) months after the Agreement Date, 2.500%; and (b) at any time on or after the date six (6) months after the Agreement Date, (i) at any time that the Borrower Value to Debt Ratio is greater than 3.5 to 1.0, 2.375%, (ii) at any time that the Borrower Value to Debt Ratio is greater than 4.0 to 1.0, 2.250%, and (iii) at any other time, 2.500%. Changes in the Eurodollar Rate Applicable Margin shall take effect on the later of (i) the second Business Day after the performance certificate is required to be provided pursuant to Section 7.3 or
(ii) the date on which the performance certificate is actually provided pursuant to Section 7.3.

      "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" shall mean any of the events specified in Section 9.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

      "Excess Funding Guarantor" shall have the meaning ascribed thereto in
Article 3 of this Agreement.

      "Excess Payment" shall have the meaning ascribed thereto in Article 3 of this Agreement.

      "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

      "Fee Agreement" shall mean that certain agreement by and between the Arranging Agents and the Borrower setting forth the applicable fees relating to this Agreement.

      "Free Cash Flow" shall mean, with respect to any period, with respect to the Borrower, on a consolidated basis with its Subsidiaries and its Operating Entities, the Borrower's EBITDAM, minus (a) the sum of (i) Capital Expenditures,
(ii) payments in respect of Capitalized Lease Obligations, (iii) excess film, sports teams and contractual rights payments, if any, (iv) management fees, if any, paid in cash (v) cash investments and (vi) the decrease, if any, in working capital, plus (b) the sum of (i) excess, film, sports teams and contractual rights amortization, if any, (ii) interest income, and (iii) the increase, if any, in working capital.

      "Free Subsidiary" shall mean any Subsidiary of the Borrower that is not a Pledged Subsidiary.

      "Funding Requirements" shall mean the amount, if a negative number, of the actual Free Cash Flow of the Borrower on a consolidated basis with its Subsidiaries and its Operating Entities, (excluding any Free Cash Flow attributable to SC-NY, MSG and AMC), an estimate of which is set forth on the Sources and Uses (1996-1999) Schedule in the Borrower's 1997 Business Plan, a copy of which is attached hereto as Schedule 11, as the "Funding Requirements -- Operating Entities" line item, less distributions received from AMC after the first $209,500,000 in distributions received by the Borrower or any of its Subsidiaries from AMC from and after the Agreement Date and less any distributions from MSG to the Borrower. For purposes of the calculation under
Section 6.17 of this Agreement, Funding Requirements shall be the dollar amount determined in the immediately preceding sentence on a cumulative net basis from the Agreement Date through the applicable calculation date. If on any calculation date the net amount is a positive number then Funding Requirements shall be deemed to be zero. If on any calculation date the net amount is a negative number, such amount shall be deemed the Funding Requirements to be compared with the various thresholds described in Section 6.17, without regard to the fact that such net amount is a negative number.

      "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

      "Garden LP Holding Corp." shall mean Garden LP Holding Corp., a Delaware corporation, which is a limited partner of MSG.

      "Guarantors" shall mean the Persons set forth on Schedule 1 attached hereto and each new Subsidiary of the Borrower.

      "Guaranty" or "Guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent,
(i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

      "I Sub" shall mean ITT MSG, Inc., a Delaware corporation and a Subsidiary of ITT, and a limited partner of MSG.

      "Indebtedness" shall mean, with respect to any Person, (a) (i) all items (except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person and (ii) the Subordinated Indebtedness,
(b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, and (d) all reimbursement obligations with respect to outstanding letters of credit.

      "Indebtedness For Money Borrowed" shall mean, with respect to any Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all obligations in respect of Interest Hedge Obligations, all reimbursement obligations with respect to letters of credit, all Indebtedness of such Person upon which interest charges, commitment fees or letter of credit fees are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations, or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness For Money Borrowed.

      "Indemnified Parties" shall have the meaning given thereto in Section
6.13.

      "Intercreditor Agreement" shall mean that certain Intercreditor Agreement among the AMC Lenders and the Lenders dated as of the Agreement Date, as amended and modified from time to time.

      "Interest Coverage EBITDA" shall mean, for any period, the sum of (a) the product of (i) the EBIDTA of BRAVO for such period, multiplied by (ii) the Borrower's ownership percentage in BRAVO, plus (b) the product of (i) the EBIDTA of SC-CHI for such period, multiplied by (ii) the Borrower's ownership percentage in SC-CHI, plus (c) so long as the Borrower owns 50% or more of SC-NY (other than indirectly as a Subsidiary of MSG), (i) the EBIDTA of SC-NY for such period, multiplied by (ii) the Borrower's ownership percentage in SC-NY.

      "Interest Hedge Agreement" shall mean any interest swap agreement, interest rate cap agreement, interest rate collar agreement, or any similar arrangement designed to hedge interest rate risk, arising at any time between the Borrower, on the one hand, and one or more of the Credit Parties or any Affiliate of them, or any other Person, on the other hand, as such agreement or arrangement may be modified, supplemented, amended, and in effect from time to time.

      "Interest Period" shall mean, in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last Business Day of such calendar month; and
(iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under
Section 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.4 hereof.

      "Investment" shall mean any capital contributions to, loans to, repurchase agreements with or investments in securities of a Person, but shall not include any Acquisition.

      "ITT" shall mean ITT Corporation, a Delaware corporation.

      "Lenders" shall mean those banks whose names are set forth on the signature pages hereof under the heading "Lenders" and any assignees of the Lenders which hereafter become parties hereto pursuant to and in accordance with
Section 12.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.

      "Letter of Credit" shall mean any Letter of Credit issued by the Letter of Credit Issuing Bank pursuant to Section 2.12 of this Agreement.

      "Letter of Credit Committed Amount" shall mean ten million and no/00s dollars ($10,000,000).

      "Letter of Credit Issuing Bank" shall mean The Toronto-Dominion Bank, in its capacity as the Letter of Credit Issuing Bank, or any other Lender acting as the Letter of Credit Issuing Bank in accordance with Section 2.12.

      "Licenses" shall mean any rights, whether bound upon any agreement, statute, order, ordinance, or otherwise, granted by any governmental authority to Borrower or its Subsidiaries to operate their respective businesses, together with any amendment, modification or replacement with respect thereto.

      "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

      "Loan Documents" shall mean this Agreement, the Revolving Notes, the Overdraft Note, the Fee Agreement, the Security Documents, the Subordination of Fees Agreement, the Subordination Agreements, any Letters of Credit, the Intercreditor Agreement and all Interest Hedge Agreements between the Borrower and any Credit Party or any Affiliate of a Credit Party, or any of them.

      "Loans" shall mean, collectively, the Revolving Loans and the Overdraft Advances; and "Loan" shall mean any of the foregoing.

      "Majority Lenders" shall mean, at any time, (a) if there are no Loans outstanding, Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%), (b) if there are Loans outstanding (excluding Overdraft Advances) Lenders the total of whose Loans (excluding Overdraft Advances) outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of the Loans outstanding hereunder.

      "Management Agreement" shall mean, collectively, the Management Agreement, dated as of April 20, 1989, between CSC and Rainbow Program Enterprises, a New York limited partnership, and the Management Agreement, dated as of April 20, 1989 between CSC and the Borrower, in each case as modified, amended or supplemented from time to time.

      "Materially Adverse Effect" shall mean any materially adverse effect upon the business, assets, financial condition or results of operations of the Borrower, on a combined basis with its Subsidiaries and taking into account the interests of the Borrower and the Subsidiaries in the Operating Entities, taken as a whole on a consolidated basis in accordance with GAAP, or upon the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their Obligations under this Agreement or any other Loan Document.

      "Maturity Date" shall mean the first to occur of (i) the third anniversary of the Agreement Date or (ii) March 31, 2000.

      "MSG" shall mean Madison Square Garden, L.P.

      "MSG Eden" shall mean MSG Eden Corp., a Delaware corporation, which is the general partner of MSG.

      "MSG Agreement" shall mean that certain agreement dated August 15, 1994 among ITT, CSC and the Borrower with respect to the Madison Square Garden Corporation, as amended September 12, 1994 and February 4, 1996, and as amended from time to time.

      "MSG Interests" shall mean any partnership interests or shares of stock owned by the Borrower, or any Subsidiary of the Borrower, in MSG or MSG Eden

      "MSG Share Differential Payment" shall mean the sum of $250,000,000, payable by the Borrower to ITT pursuant to the terms of the MSG Agreement.

      "MSO Agreement" shall mean any agreement between the Borrower or any of its Subsidiaries or any of the Operating Entities and a cable television operator covering 1,000,000 or more subscribers pursuant to which such operator agrees, among other things, to distribute and exhibit to its subscribers programming of the Borrower or such Subsidiary.

      "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "NBC" shall mean National Broadcasting Company, a Delaware corporation.

      "NBC Agreements" shall mean, collectively, that certain Plan and Agreement of Merger of Rainbow Programming Holdings, Inc. into Rainbow Media Holdings, Inc., Amended and Restated Certificate of Incorporation of the Borrower, the By-Laws of the Borrower, that certain Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Special Rights and Restrictions Thereof of the Series A Redeemable Preferred Stock of the Borrower, that certain untitled letter agreement dated as of

March 31, 1997 between NBC and the Borrower and that certain Registration Rights Attachment attached thereto, those certain Agreements of Merger and Certificates of Merger pertaining to the owners of the Companies listed on Schedule 10 hereto.

      "NBC Exchange" shall mean the exchange of NBC's direct and indirect ownership interests in the Companies listed on Schedule 10 hereto, for an ownership interest in class C non-voting common stock of the Borrower pursuant to the NBC Agreements.

      "NBC Holding" shall mean NBC/SC Holding, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of NBC.

      "Net Cash Proceeds" shall mean, in connection with any issuance or sale of Indebtedness or stock or other equity interests in any Person permitted by this Agreement (other than Subordinated Indebtedness and equity contributions from CSC or NBC), and in connection with any sale of assets permitted by this Agreement, the amount equal to (a) the gross cash consideration for such issuance or sale, minus (b) the sum of (i) any underwriting or commitment fees or sales commissions required to be paid on the closing of such transaction, and
(ii) any attorneys fees incurred by the Borrower in connection with such transaction.

      "Net Income" shall mean, with respect to any Person for any period, the aggregate amount of net income of such Person, after taxes (unless such Person is a partnership or limited liability company), for such period as determined in accordance with GAAP.

      "Notice of Continuation/Conversion" shall mean any certificate signed by an Authorized Signatory of the Borrower which continues a Base Rate Advance or selects a Eurodollar Basis for a Eurodollar Advance, which shall be in the form of Exhibit L hereto.

      "Obligations" shall mean (a) all payment and performance obligations of the Borrower and all other obligors to the Lenders the Administrative Agent and the other Credit Parties under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, including, without limitation, obligations of the Borrower under Interest Hedge Agreements (only to the extent that such Interest Hedge Agreements are permitted pursuant to Section 8.1(c)) with any Credit Party or any Affiliate of a Credit Party and (b) the obligation pursuant to Section 6.13 to pay an amount equal to the amount of any and all damages which the Lenders, the Administrative Agent or the Arranging Agents, or any of them, or any of their Affiliates, may suffer by reason of a breach by the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

      "Operating Advances" shall mean all intercompany charges incurred by the Borrower, or any of its Subsidiaries, to CSC in the ordinary course of their respective Businesses and as consistent with past practices.

      "Operating Entities" shall mean the Companies listed on Schedule 2 attached hereto and any additional Companies that may be formed by the Borrower or its Subsidiaries from time to time, other than any Company that is owned 100%, whether directly or indirectly, by the Borrower.

      "Overdraft Advance" shall mean any Advance under the Overdraft Note.

      "Overdraft Maximum Amount" shall mean $5,000,000.

      "Overdraft Lender" shall mean The Bank of New York or any other Lender acting as the Overdraft Lender in accordance with Section 2.2 hereof.

      "Overdraft Note" shall mean that certain Overdraft Note dated as of the Agreement Date in the principal amount of $5,000,000 issued by the Borrower to the Overdraft Lender, and any amendments, replacements, extensions or renewals, thereof.

      "Partnership Waiver" shall mean that certain agreement dated on or before the Agreement Date among the parties thereto in favor of the Administrative Agent in respect of certain provisions of the respective partnership agreements of the Subsidiaries referenced therein.

      "Payment Date" shall mean the last day of each Interest Period.

      "Permitted Liens" shall mean, as applied to any Person:

            (a) Any Lien in favor of any Credit Party given to secure the Obligations;

            (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

            (c) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

            (e) Restrictions on the transfer of assets imposed by any agreement (other than any agreement relating to Indebtedness), or by any federal, state or local statute, regulation or ordinance applicable to such Person;

            (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens on real property incidental to the conduct of the business of such Person or to the ownership of its real properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

            (g) Liens in respect of Capitalized Lease Obligations otherwise permitted under this Agreement;

            (h) With respect to the partnership interests in AMC, the first priority security interest therein in favor of the AMC Lenders; and

            (i) With respect to SC-CHI, Liens on real property securing Indebtedness not exceeding $3,000,000.

      "Person" shall mean an individual, Company, unincorporated organization, or a government or any agency or political subdivision thereof.

      "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

      "Pledged Subsidiary" shall mean any Subsidiary of the Borrower the stock, partnership or membership interests in which is directly or indirectly owned by the Borrower and which is listed on Schedule 12 hereto; provided, however, that any Operating Entity or Free Subsidiary that is pledged as collateral pursuant to Section 6.15(a) shall thereafter be deemed to be a Pledged Subsidiary and
Schedule 12 shall be deemed to be automatically amended upon the occurrence of such pledge to add such Operating Entity or Free Subsidiary, as the case may be.

      "Prime Rate" shall mean, at any time, the rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.

      "Programming Rights Agreements" shall mean any agreement between the Borrower or any of its Subsidiaries and any other Person for the right to use, produce, exhibit or distribute programming.

      "Pro Rata Share" shall have the meaning ascribed thereto in Article 3 of this Agreement.

      "R/L DBS Company" shall mean R/L DBS Company L.L.C., a Delaware limited liability company.

      "RASCO" shall mean Rainbow Advertising Sales Corporation, a Delaware corporation.

      "RMHI Shareholders" shall mean the Persons owning the common stock of the Borrower at any time; and "RMHI Shareholder" shall mean any one of them.

      "Regulatory Change" shall mean, with respect to any Lender, any change on or after the date of this Agreement in United States Federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reportable Event" shall have the meaning set forth in Section 4043(c) of ERISA.

      "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting an Advance of the Revolving Loan which increases outstandings hereunder which certificate shall be in substantially the form of Exhibit D attached hereto.

      "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting a Letter of Credit substantially in the form of Exhibit M hereto.

      "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend, or other payment to any Person on account of any shares of capital stock or other securities of, the Borrower, (b) any consulting or management fees, or any interest thereon, payable by the Borrower or any of its Subsidiaries to CSC, or to any other Affiliate of the Borrower and (c) any direct or indirect payment to any Person on account of the Subordinated Indebtedness.

      "Restricted Purchase" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any partnership interest in, or shares of capital stock or other securities of, the Borrower or any of its Subsidiaries.

      "Revolving Loan" shall mean the amount advanced by the Lenders to the Borrower under the Commitment, not to exceed the Available Commitment, and evidenced by the Revolving Notes.

      "Revolving Notes" shall mean those certain promissory notes in the aggregate principal amount of $300,000,000, one such note issued to each of the Lenders by the Borrower, each one in substantially the form of Exhibit G attached hereto, and any extensions, renewals or amendments to any of the foregoing.

      "SC-CHI" shall mean SportsChannel Chicago Associates, a New York general partnership.

      "SC-NY" shall mean SportsChannel Associates, a New York general partnership.

      "Security Documents" shall mean the Borrower Pledge Agreement, the CSC Pledge Agreement, the AMC Pledge Agreement, each Subsidiary Stock Pledge Agreement, each Subsidiary Assignment of Partnership Interests, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto and providing the Administrative Agent, for the ratable benefit of the Credit Parties, with collateral for the Obligations.

      "Solvent" shall mean, with respect to any Person on any date, that on such date (i) the fair value of the property (tangible or intangible) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

      "Subordination Agreement" shall mean any Subordination Agreement among the Borrower, any holder of Subordinated Indebtedness and the Administrative Agent, pursuant to which payment by the Borrower any of its Subsidiaries referred to therein has been subordinated to the Obligations as provided therein, which Agreement is substantially in the form of Exhibit E attached hereto.

      "Subordinated Indebtedness" shall mean any Indebtedness of the Borrower or any of its Subsidiaries to CSC, NBC or any other Person the payment of which is subordinated to the Obligations pursuant to the Subordination Agreement (or such other terms including the terms of subordination, as shall be acceptable to the Majority Lenders).

      "Subordination of Fees Agreement" shall mean that certain Subordination of Fees Agreement, dated as of the Agreement Date, among CSC, Rainbow Program Enterprises, the Borrower and the Administrative Agent, pursuant to which payment of management fees under the Management Agreement has been subordinated to the Obligations as provided therein, which Agreement is substantially in the form of Exhibit F attached hereto.

      "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or any limited liability company of which fifty percent (50%) or more of the outstanding membership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person or any other Company of which fifty-percent (50%) or more of its outstanding ownership interests is at any time owned by such Person or by one or more Subsidiaries of such Person or by such Person or one or more Subsidiaries of such Person and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person provided that, in the case of the Borrower and its Subsidiaries, the term "Subsidiary" shall not include the

Operating Entities, MSG Eden, MSG, AMC, SC-CHI, Rainbow DBS Holdings, Inc. or R/L DBS Company.

      "Subsidiary Stock Pledge Agreement" shall mean any Subsidiary Stock Pledge Agreement between any Subsidiary of the Borrower and the Administrative Agent, for the ratable benefit of the Credit Parties, substantially in the form of Exhibit N-1 hereto.

      "Subsidiary Assignment of Partnership Interests" shall mean any Subsidiary Assignment of Partnership Interests between any Subsidiary of the Borrower and the Administrative Agent, for the ratable benefit of the Credit Parties, substantially in the form of Exhibit N-2 hereto.

      "Syndication Agent" shall mean Canadian Imperial Bank of Commerce.

      "Tax" shall mean any United States federal or state or non-United States tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

      "Tax Sharing Agreement" shall mean that certain Income Tax Allocation Agreement dated as of November 6, 1996 among CSC, the Borrower and the Subsidiaries and Operating Entities party thereto.

      "Total Borrower Debt" shall mean, as of any date, (a) all outstanding Indebtedness For Money Borrowed (other than the Subordinated Indebtedness and excluding obligations in respect of Interest Hedge Agreements) of the Borrower and its Subsidiaries on a consolidated basis, (b) all obligations Guaranteed by the Borrower and its Subsidiaries in respect of Indebtedness For Money Borrowed, and (c) all Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis (excluding Operating Advances).

      "Trademarks" shall mean all registered trademarks and pending applications for trademarks of the Borrower and its Subsidiaries which are more fully described on Schedule 4 attached hereto.

      Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time provided that, if required pursuant to the terms of this Agreement, the prior written consent of the Majority Lenders (or such other composition of Lenders as may be required under

Section 12.12 hereof) shall have been given with respect to such modification, amendment or supplement. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

      All accounting terms used herein without definition shall be used as defined under GAAP. Unless otherwise expressly stated herein, all references to financial information and results of the Borrower shall be determined on a consolidated basis with the Borrower's Subsidiaries taking into account the interests of the Borrower and the Borrower's Subsidiaries in the Operating Entities.

2 - The Loans

      2.1 The Revolving Loan.

            (a) Revolving Loan. The Lenders agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower, on or before the Maturity Date, an amount which in the aggregate, together with the face amount of any outstanding Letters of Credit, does not exceed the Available Commitment. Subject to the terms hereof, Advances under the Commitment may be repaid and then reborrowed as provided.

            (b) Use of Proceeds. The proceeds of the Revolving Loan shall be used (i) to re-finance the obligations of the Borrower under that certain Amended and Restated Loan Agreement dated as of January 27, 1995, (ii) to make a single dividend of $168,750,000 to CSC on or after the Agreement Date, (iii) to pay the fees, costs and expenses associated with this Agreement, and (iv) for working capital and other general corporate purposes.

      2.2 Overdraft Advances.

            (a) Overdraft Advances. The Overdraft Lender may make Overdraft Advances to the Borrower from time to time from the Agreement Date until the Maturity Date; provided, however, that the aggregate amount of Overdraft Advances outstanding at any time shall not exceed the Overdraft Maximum Amount. Overdraft Advances hereunder may be repaid and reborrowed in accordance with the provisions of the Overdraft Note.

            (b) Overdraft Advance Outstandings. At any time when there are Overdraft Advances outstanding the Borrower shall certify to the Administrative Agent, on or before the fifth Business Day of each month, the outstanding principal amount of all such outstanding Overdraft Advances as of the last day of the immediately preceding calendar month.

      2.3 Manner of Borrowing and Disbursement.

            (a) Choice of Interest Rate, Etc. Any Advance under the Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that (i) if the Borrower fails to give the Administrative Agent telephonic notice specifying whether an Advance is to be repaid or reborrowed on a Payment Date, such Advance shall be repaid and then reborrowed as a Base Rate Advance on the Payment Date and (ii) the Borrower may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. Eurodollar Advances shall in all cases be subject to Section 2.4(e) and Article 11 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

      (b) Base Rate Advances.

            (i) Advances Which Increase Outstandings. The Borrower shall give the Administrative Agent in the case of Base Rate Advances which increase the amount of Revolving Loans outstanding irrevocable notice not later than 11:00 a.m. (New York time) on the date of the requested Advance by telephone followed immediately by a Request for Advance. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

            (ii) Repayments and Conversions. The Borrower may repay or prepay a Base Rate Advance (upon irrevocable telephonic notice to the Administrative Agent not later than 11:00 a.m. (New York time) on the date of repayment) and upon irrevocable written notice in the form of a Request for Advance of Revolving Loan not later than 11:00 a.m. (New York time) on the date three (3) Business Days prior to such reborrowing in the form of a Notice of Conversion/Continuation, reborrow all or a portion of the principal amount thereof as one or more Eurodollar Advances. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

      (c) Eurodollar Advances.

            (i) Advances Which Increase Outstandings. In the case of Eurodollar Advances which increase the amount of Revolving Loans outstanding, the Borrower shall give the Administrative Agent irrevocable telephonic notice followed by a Request for Advance prior to 11:00 a.m. (New York time) on the date three (3) Business Days prior to the date of the requested Advance. The Administrative Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

            (ii) Repayments and Reborrowings. The Borrower shall give the Administrative Agent irrevocable notice (a) not later than 11:00 a.m. (New York time) at least three (3) Business Days prior to each Payment Date specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date is to be repaid and then reborrowed in whole or in part as a Eurodollar Advance, or (b) not later than 11:00 a.m. (New York time) on the Payment Date, specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date is to be repaid and then reborrowed in whole or in part as one or more Base Rate Advances, or is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

            (d) Telephone Notice. The failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Advance or a Notice of Conversion/Continuation, as applicable, shall not invalidate any notice so given. The Administrative Agent may rely upon telephonic instructions reasonably believed given by any Authorized Signatory of the Borrower and shall have no obligation to inquire into the proprietary of any such instructions.

            (e) Notification of Lenders. Upon receipt of a Request for Advance or a Notice of Conversion/Continuation under this Section 2.3 from the Borrower with respect to a reborrowing of any then outstanding Advance on the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the applicable Advance. Each Lender shall, not later than 1:00 p.m. (New York time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

            (f) Disbursement. Prior to 3:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section 2.3 and in Article 4, disburse the amounts made available to the Administrative Agent by the Lenders in immediately available funds by (i) transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower, or (ii) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent or an affiliate of the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, and so long as notice has been given as provided in Section 2.3(e) hereof, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with all interest accrued thereon at the interest rate that would have applied to such Advance had such Lender funded its portion thereof. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that, at any time when the Borrower is not in Default, a Lender for any reason fails or refused to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect to such advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) be entitled to receive no payments of principal, interest or fees from the Borrower in respect of such Loans which such Lender failed to make. Nothing in this subsection shall be deemed to prejudice any rights that the Borrower may have against any Lender as a result of any failure by such Lender to fund its portion of any Advance.

      2.4 Interest and Fees.

            (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate for such Advance in arrears on the last Business Day of each calendar quarter during the term of this Agreement. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

            (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three
(3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on each three (3) month anniversary of the making of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

            (c) If No Notice of Selection of Interest Rate. If the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate shall apply to such Advance and if the Borrower fails to elect to reborrow any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.3 hereof, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

            (d) Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Majority Lenders shall have the option (but shall not be required to give prior notice thereof to the Borrower to accelerate the maturity of the Loans, or exercise any other rights or remedies hereunder in connection with the exercise of this right), to charge interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of DEMAND or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Majority Lenders) of the applicable Event of Default, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

            (e) Eurodollar Contracts; Conversions. At no time may the number of outstanding Eurodollar Advances exceed eight (8).

            (f) Commitment Fees. The Borrower shall pay to each Lender a commitment fee (as applicable, the "Commitment Fee") for each day from the Agreement Date through the Maturity Date equal to the sum of (i) such Lender's pro rata portion of the Available Commitment (less the aggregate amount of outstanding Revolving Loans and the aggregate face amount of outstanding Letters of Credit) at a rate of 0.50% per annum, plus (ii) such Lender's pro rata portion of the remaining portion of the Commitment that is not part of the Available Commitment at a rate of 0.25% per annum. Such Commitment Fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, and shall be payable quarterly in arrears on the last Business Day of each quarter, commencing March 31, 1997, and continuing on the last Business Day of each successive quarter. Such Commitment Fee shall be fully earned when due and nonrefundable when paid.

      2.5 Prepayment.

            (a) The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, upon irrevocable written notice to the Administrative Agent on the date of such prepayment, without penalty. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon prior telephonic notice to the Administrative Agent (promptly confirmed in writing) prior to 11:00 a.m. (New York time) on the date three (3) Business Days prior thereto, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date as set forth in Section 2.9 hereof. Each notice of prepayment shall be irrevocable, and all amounts prepaid on the Loans shall be applied as provided in Section 2.10 hereof. Partial prepayments shall be in a principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

            (b) Upon the receipt of any Net Cash Proceeds distributed to the Borrower under Sections 8.5(a)(2), 8.5(a)(3) (other than Section 8.5(a)(3)(B)(ii)), 8.5(a)(7) or 8.5(a)(8) hereof, from the sale of assets, the Borrower shall apply such cash proceeds, to the extent required in such Sections, toward the permanent prepayment of the Loans (with the Commitment being accordingly reduced) in accordance with the prepayment procedures set forth in Section 2.5(a).

            (c) Upon the receipt of any Net Cash Proceeds received by the Borrower upon the issuance of any stock or other equity securities of the Borrower, the Borrower shall apply (x) 100% of the first $50,000,000 of such Net Cash Proceeds, and (y) 50% of any additional Net Cash Proceeds in excess thereof toward the permanent prepayment of the Loans (with the Commitment being accordingly reduced) in accordance with the prepayment procedures set forth in
Section 2.5(a).

            (d) Upon the receipt of any Net Cash Proceeds received by the Borrower from the issuance of Indebtedness, the Borrower shall apply 100% of such Net Cash Proceeds toward the permanent prepayment of the Loans (with the Commitment being accordingly reduced) in accordance with the prepayment procedures set forth in Section 2.5(a).

            (e) The Borrower may, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon prior written notice to the Administrative Agent prior to 11:00 a.m. (New York time) on the date three (3) Business Days prior thereto, without premium or penalty, cancel or reduce permanently all or a portion of the Commitment, on a pro rata basis among the Lenders, provided that any such partial reduction shall be made in an amount not less than $500,000. As of the date of cancellation or reduction as set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall, subject to Section 2.10 hereof, pay to the Administrative Agent for the account of the Lenders the amount necessary to reduce the principal amount of the Loans then outstanding under the Commitment to not more than the amount of the Commitment as so reduced, together with accrued interest on the amount so prepaid which payments shall be applied in inverse order of Commitment reduction. Any reduction of the Commitment shall first reduce the Available Commitment until the Available Commitment shall have been reduced to zero, after which time additional reductions shall be applied against the unavailable portion of the Commitment.

      2.6 Repayment. The remaining unpaid principal balance of the Revolving Loan, any Overdraft Advance and all other Obligations then outstanding shall be due and payable, in full, on the Maturity Date.

      2.7 Revolving Notes; Loan Accounts.

            (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Revolving Notes and the Overdraft Note. One of the Revolving Notes shall be payable to the order of each Lender in accordance with the respective Revolving Commitment Ratios of the Lenders. The Revolving Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by Authorized Signatories of the Borrower.

            (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. Each Lender which opens such loan account or accounts shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. The records of each Lender with respect to the loan accounts maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

            (c) Each Advance from the Lenders under this Agreement shall be made pro rata by the Lenders on the basis of their respective Commitment Ratios.

      2.8 Manner of Payment.

            (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to the Lenders or the Administrative Agent under this Agreement, the Revolving Notes, or the other Loan Documents shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

            (b) If any payment under this Agreement or any of the Revolving Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

            (c) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Revolving Notes without set-off or counterclaim or any deduction whatsoever.

      2.9 Reimbursement. Whenever any Lender shall actually incur any losses or out-of-pocket expenses in connection with (i) the failure by the Borrower to convert, continue or borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.3 hereof (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 4) other than a failure to borrow resulting from an unavailability which occurs after notice from the Administrative Agent to the Borrower pursuant to Section 11.1 or 11.2 hereof, (ii) the prepayment of any Eurodollar Advance in whole or in part (including a prepayment pursuant to Sections 11.2 and 11.3(b) hereof), or (iii) the failure by the Borrower to prepay any Advance after notice of prepayment has been given by the Borrower to the Administrative Agent in accordance with
Section 2.5(a), the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, but excluding any Lender's loss of margin due to such prepayment. Such Lender's good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon request of the Borrower, any Lender seeking reimbursement under this Section 2.9 shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

      2.10 Application of Payments.

            (a) Payments made to the Arranging Agents, the Administrative Agent or the Lenders, or any of them, or otherwise received by the Arranging Agents, the Administrative Agent or the Lenders, or any of them (from realization on collateral for the Obligations or otherwise), shall be distributed as follows:
First, to the costs and expenses, if any, incurred by the Arranging Agents, the Administrative Agent, or the Lenders, or any of them, to the extent permitted by
Section 12.2 hereof, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, pro rata among the Arranging Agents, the Administrative Agent, and the Lenders based on the total amount of fees then due and payable, to any fees then due and payable hereunder or under any other Loan Document and to any other fees then due and payable to the Lenders under this Agreement or any Loan Document; Third, to the Letter of Credit Issuing Bank to the extent required by Section 9.2(c) in respect of outstanding Letters of Credit; Fourth, pro rata among the Lenders based on the outstanding principal amount of the Loans (including Overdraft Advances) outstanding immediately prior to such payment, to any unpaid interest which may have accrued on the Loans (with such payment to be applied to the Overdraft Advances and the Revolving Loans pro rata in accordance with the outstanding principal amount thereof); Fifth, pro rata among the Lenders based on the outstanding principal amount of the Loans (including Overdraft Advances) outstanding immediately prior to such payment, to any unpaid principal of the Loans then due (with such payment to be applied to the Overdraft Advances and the Loans pro rata in accordance with the outstanding principal amount thereof); Sixth, to any other Obligations not otherwise referred to in this Section 2.10 until all such Obligations are paid in full; Seventh, to damages incurred by the Arranging Agents, the Administrative Agent or the Lenders, or any of them, by reason of any breach hereof or of any other Loan Documents as provided in Section 6.13; and Eighth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

            (b) If any Lender shall obtain any payment on any date (whether involuntary or otherwise) on account of the Loans made by it in excess of such Lender's ratable share of the payments made by the Borrower to the Credit Parties on such date (in the aggregate), such that, after giving effect thereto, such Lender's outstanding Loans are less than such Lender's ratable share of all the Loans then outstanding (in the aggregate) in accordance with such Lender's Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to each purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation so long as the Borrower's Obligations are not increased.

      2.11 Capital Adequacy. In the event that any Lender shall have determined that a Regulatory Change has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, ten (10) days after submission by such Lender to the Borrower (with a copy to the Agents) of a written request therefor, together with a certificate (which shall be conclusive absent manifest error), setting forth the calculations evidencing such requested additional amount, and the law or regulation with respect thereto and certifying that such request is consistent with such Lender's treatment of other similar customers having similar provisions generally in their agreements with such Lender and that such request is being made on the basis of a reasonable allocation of the costs resulting from such law or regulation, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Allocations shall not be deemed reasonable unless made ratably, to the extent practicable, to all affected assets, commitments, activities or other relevant aspects of such Lender's business, whether or not the Lender is entitled to compensation with respect thereto. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and
(ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender reasonably could not have known that the resulting reduction in return might arise. Each Lender will notify the Borrower that it is entitled to compensation pursuant to this subsection as promptly as practicable after it determines to request such compensation; provided, however, that the failure to provide such notice shall not restrict the ability of such Lender to be reimbursed under this Section 2.11.

      2.12 Letters of Credit.

            (a) Upon receipt by the Administrative Agent of at least five (5) Business Days written notice from the Borrower in the form of a Request for Issuance of Letter of Credit, the Administrative Agent shall promptly forward such Request for Issuance of Letter of Credit to the Arranging Agents, the Letter of Credit Issuing Bank or, if requested by the Borrower, to another Lender agreeing to act as the Letter of Credit Issuing Bank (and if such Lender shall accept and countersign such Request for Issuance of Letter of Credit, such Lender shall become the Letter of Credit Issuing Bank with respect to such Letter of Credit) and the Letter of Credit Issuing Bank will issue a Letter of Credit in the amount requested, provided that (i) no Default then exists or would be caused thereby, (ii) after giving effect to the requested issuance, the aggregate face amount of all Letters of Credit outstanding hereunder would not exceed the Letter of Credit Committed Amount, and (iii) after giving effect to the requested issuance, the aggregate face amount of all Letters of Credit then Outstanding, plus the aggregate amount of all Revolving Loans then outstanding shall not exceed the Available Commitment. No Letter of Credit shall have a maturity extending beyond the earlier of (x) a term of one (1) year from the date of issuance or (y) the Maturity Date. Subject to the maturity limitations provided herein and so long as no Default then exists or would be caused thereby, Letters of Credit shall be renewable annually upon the request of the Borrower and with the consent of the Letter of Credit Issuing Bank, which consent shall not be unreasonably withheld but shall be subject to compliance with customary letter of credit practices at the times of any proposed renewal. Each Request for Issuance of Letter of Credit from the Borrower shall specify in reasonable detail the documents which must be presented to draw under such Letter of Credit, which specification shall include all documents which the Letter of Credit Issuing Bank may reasonably require.

            (b) If a Letter of Credit provides that it is automatically renewable unless notice is given by the Letter of Credit Issuing Bank that it will not be renewed, the Letter of Credit Issuing Bank and the Borrower shall give at least ten (10) Business Days notice to the Administrative Agent prior to the last date on which a notice of non-renewal may be given to the beneficiary of such Letter of Credit. The Administrative Agent shall promptly notify the Lenders and, unless so directed by the Majority Lenders at least three (3) Business Days prior to the last date on which a notice of non-renewal may be given to the beneficiary of such Letter of Credit, the Letter of Credit Issuing Bank shall not be bound to give notice of non-renewal to the beneficiary of such Letter of Credit.

            (c) Provided that no Default then exists or would be caused thereby, each Lender irrevocably authorizes the Letter of Credit Issuing Bank to issue, reconfirm, reissue and extend each Letter of Credit in accordance with the terms of this Agreement. The Letter of Credit Issuing Bank hereby sells, and each other Lender hereby purchases, on a continuing basis, a participation and an undivided interest in (A) the obligations of the Letter of Credit Issuing Bank to honor any draws under the Letters of Credit issued pursuant to this Agreement, and (B) the Indebtedness of the Borrower to the Letter of Credit Issuing Bank under this Agreement in respect of Letters of Credit, such participation being in the amount of such Lender's pro rata share of such obligations and Indebtedness based on such Lender's Commitment Ratio, in each case without further action by any party.

            (d) Upon receipt of a draw certificate from the beneficiary of a Letter of Credit, the Letter of Credit Issuing Bank shall promptly notify the Administrative Agent, which shall in turn notify the Borrower, the Arranging Agents, and each Lender, by telephone or telecopy, of the amount of the requested draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Ratio.

            (e) The Borrower hereby irrevocably requests and the Lenders hereby severally agree to make a Base Rate Advance to the Borrower (notwithstanding the minimum amount requirements otherwise applicable to Base Rate Advances) on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and each Lender shall fund such Lender's share of such Base Rate Advance by payment to the Administrative Agent in accordance with Section 2.3(e) hereof and its Commitment Ratio, without reduction for any set-off counterclaim of any nature whatsoever. The obligation of each Lender to make payments to the Administrative Agent, for the account of the Letter of Credit Issuing Bank, in accordance with this Section 2.12 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of non-compliance by any other Person with the terms of the Letter of Credit or for any other reason other than the gross negligence or willful misconduct of the Administrative Agent or the Letter of Credit Issuing Bank. The Administrative Agent shall promptly remit to the Letter of Credit Issuing Bank the amounts so received from the Lenders.

            (f) The Borrower agrees that any action taken or omitted to be taken by the Letter of Credit Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Letter of Credit Issuing Bank or the Letter of Credit Issuing Bank's willful failure to pay under such Letter of Credit after presentation to it of documents complying with the terms of such Letter of Credit, shall be binding on the Borrower as between the Borrower and the Letter of Credit Issuing Bank, and shall not result in any liability of the Letter of Credit Issuing Bank to the Borrower. The obligation of the Borrower to reimburse the Lenders for Advances made to reimburse the Letter of Credit Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) Any lack of validity or enforceability of any Loan
Document;

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence of willful misconduct of the Letter of Credit Issuing Bank;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                  (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Letter of Credit Issuing Bank, provided that the same shall not have constituted the gross negligence or willful misconduct of the Letter of Credit Issuing Bank;

                  (xi) Any other circumstances arising from causes beyond the control of the Letter of Credit Issuing Bank;

                  (xii) Payment by the Letter of Credit Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Letter of Credit Issuing Bank; and

                  (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or wilful misconduct of the Letter of Credit Issuing Bank or any Lender.

            (g) If, after the Agreement Date, any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Letter of Credit Issuing Bank or any other Lender as a result of any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall
(i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Letter of Credit Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Letter of Credit Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Letter of Credit Issuing Bank or such Lender, as the case may be, is to increase the cost to the Letter of Credit Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Letter of Credit Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for (or reduce the amount of) additional compensation, then, on the earlier of ten (10) days following the date of demand (which demand shall be made not later than six
(6) months following such Lender's determination of a need for additional compensation) by the Letter of Credit Issuing Bank or such Lender or the Maturity Date, the Borrower shall promptly pay the Letter of Credit Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Letter of Credit Issuing Bank or such Lender, as the case may be, determines will compensate it for such increased costs. Within sixty (60) days of such written demand by the Letter of Credit Issuing Bank or such Lender, the Borrower may, in its discretion, provide a replacement bank or banks for the Letter of Credit Issuing Bank or such Lender, which replacement bank or banks will be subject to the approval of the Arranging Agents and the Majority Lenders (which approval, in each case, will not be unreasonably withheld), and shall take all necessary actions to transfer the rights, duties and obligations of the Letter of Credit Issuing Bank or such Lender to such replacement bank or banks within such 60-day period. A certificate of such Lender setting forth the amount, and in reasonable detail the basis for the Letter of Credit Issuing Bank or such Lender's determination of such amount, to be paid to the Letter of Credit Issuing Bank or such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Such certificate shall be delivered to the Borrower with each written demand for payment referenced above. The Letter of Credit Issuing Bank and each Lender further agree that they shall use their best efforts to give the Borrower thirty (30) days prior notice, and in any event shall give prompt notice, of any event referred to in this paragraph which may have the effect of materially increasing the cost to the Letter of Credit Issuing Bank or such Lender of issuing or maintaining the Letter of Credit or purchasing or maintaining any participation therein.

            (h) Each Lender shall be responsible for its pro rata share (based on such Lender's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Letter of Credit Issuing Bank in connection with the collection of any amounts due under, the administrative of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any Guarantor's obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of the Letter of Credit Issuing Bank within thirty (30) days of demand for payment by the Letter of Credit Issuing Bank, provided that the Letter of Credit Issuing Bank has, during such thirty-day period, made a diligent collection effort with respect to such expenses, and provided that such costs will not result from the gross negligence or wilful misconduct of the Letter of Credit Issuing Bank, each Lender shall thereupon pay to the Letter of Credit Issuing Bank its pro rata share (based on such Lender's Commitment Ratio) of such expenses within ten (10) days from the date of the Letter of Credit Issuing Bank's notice to the Lenders of the Borrower's failure to pay; provided, however, that if the Borrower or any Guarantor shall thereafter pay such expense, the Letter of Credit Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

            (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the last Business Day of each calendar quarter for the calendar quarter then ending (adding any fee applicable to dates during such calendar quarter falling after the last Business Day of such calendar quarter to the fee payable for the immediately succeeding calendar quarter), a fee equal to the Eurodollar Rate Applicable Margin for Interest Periods of three months applicable on such day multiplied by the face amount of each Letter of Credit outstanding during such calendar quarter for such Letter of Credit's duration for such calendar quarter, computed on the basis of a year of 365/366 days for the actual number of days elapsed. The Administrative Agent shall remit such fee promptly following receipt to each Lender in accordance with such Lender's Commitment Ratio.

3 - Guarantee

      3.1 Guarantee. Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to the Lenders, the Arranging Agents and the Administrative Agent and their respective permitted successors and assigns and the subsequent holders of the Revolving Notes, irrespective of the validity and enforceability of this Agreement, the Revolving Notes or the other Loan Documents or the Obligations of the Borrower or any of the other Guarantors hereunder or thereunder, the value or sufficiency of any collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Revolving Loan, the Revolving Notes, the Overdraft Advances and all other Obligations of the Borrower and the other Guarantors to the Lenders, the Arranging Agents and the Administrative Agent under this Agreement, the Revolving Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Revolving Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be obligated, jointly and severally, to pay the same immediately.

      3.2 Waivers and Releases. Each of the Guarantors hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon collateral or other indulgence from time to time granted by any of the Lenders, the Arranging Agents or the Administrative Agent in respect of this Agreement, the Revolving Notes or any other Loan Document. Each of the Guarantors hereby releases the Borrower from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise), any "claims" (as defined in 11 U.S.C. ss.

101(4)), whether arising under Applicable Law or otherwise, to which such Guarantors are or would be entitled by virtue of their obligations hereunder, any payment made pursuant hereto or the exercise by the Lenders, the Arranging Agents or the Administrative Agent of their rights with respect to any collateral, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent not released by such Guarantors under this Article 3, each of the Guarantors agrees that it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Obligations guaranteed hereby. With respect to this Agreement and the Revolving Notes, each of the Guarantors hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each of the Guarantors further agrees that, as between such Guarantor, on the one hand, and the Administrative Agent, the Arranging Agents and the Lenders, on the other hand,
(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 9.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Section 9.2 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for purposes of this guarantee. The Obligations of the Guarantors under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower is rescinded or must otherwise be restored by any holder of any of the Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders, the Arranging Agents and the Administrative Agents on demand for reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lenders, the Arranging Agents, or the Administrative Agent in connection with such rescission or restoration. Each Guarantor further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, the Credit Parties) that any payment referred to in Article 3 by a Guarantor shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Guarantor).

      3.3 Miscellaneous.

            (a) If a claim is ever made upon the Arranging Agents, the Administrative Agent or any of the Lenders for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantors shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

            (b) The Guarantors expressly represent and acknowledge that any financial accommodations by the Arranging Agents, the Administrative Agent and the Lenders, or any of them, to the Borrower, including without limitation the extension of the Revolving Loan and, if made, any Overdraft Advance, are and will be of direct interest, benefit and advantage to the Guarantors.

            (c) The Guarantors hereby agree among themselves that if any Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment in respect of such Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 3.3(c) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article 3, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all Obligations. For purposes of this Section 3.3(c),
(i) "Excess Funding Guarantor" shall mean, in respect of any Obligations, a Guarantor that has paid an amount in excess of its

Pro Rata Share of such Obligations, (ii) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Agreement Date. If any Subsidiary becomes a Guarantor hereunder subsequent to the Agreement Date, then for purposes of this Section 3.3(c) such subsequent Guarantor shall be deemed to have been a Guarantor as of the Agreement Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such subsequent Guarantor as of the Agreement Date shall be deemed to be equal to such value and amount on the date such subsequent Guarantor becomes a Guarantor hereunder.

4 - Conditions Precedent

      4.1 Conditions Precedent to Initial Advance of the Revolving Loan. The obligation of the Lenders to undertake the Commitment and to make the initial Advance of the Revolving Loan hereunder is subject to the prior fulfillment of each of the following conditions:

            (a) The Arranging Agents shall have received each of the following, in form and substance reasonably satisfactory to the Arranging Agents and their counsel and to the Majority Lenders:

                  (i) a certificate of the Borrower, substantially in the form of Exhibit H hereto, including a certificate of incumbency with respect to each Authorized

Signatory, together with appropriate attachments which shall include without limitation the following items: (A) a copy of the articles of incorporation of the Borrower, certified by the Secretary of State of the state of the Borrower's organization, (B) a copy of the by-laws of the Borrower, certified to be true, complete and correct, (C) a copy of the resolutions of the board of directors of the Borrower, authorizing its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (D) a certificate of existence for the Borrower issued by the Secretary of State or similar state official for the state of the Borrower's organization and for each state in which the Borrower is, or is required to be, qualified to do business and (E) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests or management of the Borrower;

                  (ii) a certificate of CSC, substantially in the form of
Exhibit I hereto, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation the following items: (A) a copy of the articles of incorporation of CSC, certified by the Secretary of State of the state of CSC's organization, (B) a copy of the by-laws of CSC, certified to be true, complete and correct, (C) a copy of the resolutions of the board of directors of CSC, authorizing its execution, delivery and performance of the Loan Documents to which it is a party and (D) a certificate of existence for CSC issued by the Secretary of State or similar state official for the state of CSC's organization and for each state in which CSC is, or is required to be, qualified to do business;

                  (iii) a certificate of each Guarantor, substantially in the form of Exhibit J hereto, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation the following items: (A) a copy of the articles of incorporation, certificate of limited partnership or certificate of organization of such Guarantor, certified by the Secretary of State of the state of such Guarantor's organization, (B) a copy of the by-laws, partnership agreement or operating agreement of such Guarantor, certified to be true, complete and correct, (C) a copy of the resolutions of the board of directors, or other appropriate entity, authorizing the execution, delivery and performance by such Guarantor of the Loan Documents to which it is a party, (D) a certificate of existence for such Guarantor issued by the Secretary of State or similar state official for the state of such Guarantor's organization and for each state in which such Guarantor is or is required to be, qualified to do business, and (E) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests, or management of such Guarantor;

                  (iv) duly executed Revolving Notes;

                  (v) duly executed (A) CSC Pledge Agreement, together with appropriate stock certificates and stock powers relating thereto, (B) Borrower Pledge Agreement, together with appropriate stock certificates and stock powers relating thereto, (C) Subordination Agreement, (D) Subordination of Fees Agreement, and (E) AMC Pledge Agreement;

                  (vi) duly executed Fee Agreement;

                  (vii) opinions of counsel to the Borrower, CSC and the Guarantors addressed to each Credit Party;

                  (viii) the duly executed Request for Advance for the initial Advance of the Revolving Loan;

                  (ix) audited financial statements for the Borrower for the calendar year ended December 31, 1995 and the unaudited financial statements for the most recent calendar quarter then ended;

                  (x) copies of certificates of insurance covering the assets of the Borrower and otherwise meeting the requirements of Section 6.5 hereof to the extent required by Section 6.5 hereof;

                  (xi) receipt of all fees due at such time from the Borrower to the Agents and the Lenders in accordance with the Fees Agreements; and

                  (xii) a certificate of CSC, substantially in the form of Exhibit O hereto, duly executed by an Authorized Signatory of CSC certifying that (i) (A) CSC has sufficient borrowing availability under the revolving credit facility provided for under the CSC Loan Agreement to make the interest payments on the Revolving Loans due under this Agreement or the Revolving Notes for the next succeeding twelve (12) months following the date of such certificate or (B) at the sole option of CSC, that an escrow account has been established with the Administrative Agent on such terms as shall be reasonably satisfactory to the Majority Lenders and in amounts sufficient to make interest payments on the Revolving Loans due under this Agreement or the Revolving Notes for the next succeeding twelve (12) months following the date of such a certificate, and (ii) there is no event of default, or any event which with the giving of notice or the passage of time would constitute an event of default, under the CSC Loan Agreement as of the Agreement Date.

                  (xiii) a true, complete, and correct copy of the NBC Agreements, certified by the Borrower if requested by the Arranging Agents, evidencing the consummation of the NBC Exchange;

                  (xiv) evidence in form and substance satisfactory to the Arranging Agents that AMC and the AMC Lenders shall have executed and delivered the AMC Loan Agreement; and

                  (xv) a duly executed Subsidiary Stock Pledge Agreement in the form of Exhibit N-1, together with duly executed and undated stock powers pertaining thereto and a duly executed Subsidiary Assignment of Partnership Interests in the form of Exhibit N-2, together with duly executed UCC-1 financing statements, as applicable in each case, with respect to each Subsidiary of the Borrower that is the owner of stock or partnership interests, as the case may be, in a Pledged Subsidiary.

            (b) All of the representations and warranties of the Borrower under this Agreement shall be true and correct in all material respects, both before and after giving effect to the application of the proceeds of the initial Advance of the Revolving Loan.

            (c) No litigation shall have been commenced against the Borrower since June 30, 1996 which, if determined adversely to the Borrower, could have a Materially Adverse Effect.

            (d) There shall have been no material adverse change in the Borrower's business, assets or financial condition from that reflected in the Borrower's December 31, 1995 audited financial statements or June 30, 1996 unaudited financial statements, copies of which have been provided to the Arranging Agents;

            (e) The Lenders and the AMC Lenders shall have executed and delivered to each other the Intercreditor Agreement;

            (f) The Arranging Agents shall have received evidence in form and substance satisfactory to them that the RMHI Shareholders shall have made cash equity contributions to the Borrower of not less than $97,750,000 between January 1, 1996 and the Agreement Date (excluding equity contributions by CSC in the amount of $250,000,000, $168,750,000 of which is being reimbursed to CSC pursuant to a distribution in such amount on or after the Agreement Date pursuant to Section 2.1(b)(ii);

            (g) The Arranging Agents shall have received evidence in form and substance acceptable to them that the Borrower shall have received a distribution from AMC on the Agreement Date of not less than $200,000,000; and

            (h) The Arranging Agents shall have received such further documents, instruments, certificates, and other documentation from, or on behalf of the Borrower, with respect to the NBC Exchange and documents pertaining thereto as the Arranging Agents may reasonably request.

      4.2 Conditions Precedent to Each Advance. The obligations of the Lenders to make each Advance of the Revolving Loan, including the initial Advance hereunder, other than an Advance which does not increase the principal amount outstanding hereunder, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

            (a) The Administrative Agent shall have received a duly executed and completed Request for Advance signed by an Authorized Signatory of the Borrower, which Request for Advance shall indicate that, (i) after giving effect to the requested Advance, no Default shall then exist, (ii) as of the date of the requested Advance and after giving effect thereto, the representations and warranties of the Borrower in Article 5.1 hereof shall be true and correct in all material respects, except to the extent any representation or warranty is made solely as of the Agreement Date and (iii) as of the date of the requested Advance there shall exist no litigation commenced against the Borrower since June 30, 1996 which, if determined adversely to the Borrower, could have a Materially Adverse Effect;

            (b) There shall have occurred no event which would have a Materially Adverse Effect since the date of the most recent audited financial statements provided to the Arranging Agents and the Lenders; and

            (c) Each Request for Advance shall constitute a representation and warranty by the Borrower made as of the time of requesting such Advance that the conditions specified in Section 4.2 have been fulfilled as of the time of such Advance.

5 - Representations and Warranties

      5.1 Representations and Warranties. The Borrower hereby agrees, represents, and warrants that:

            (a) Organization; Power; Qualification. The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, having the RMHI Shareholders as its only shareholders. Each of the Guarantors is duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the Borrower and the Guarantors has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect. There are no shareholders' or voting trust agreements in effect with respect to the Borrower.

            (b) Authorization; Enforceability. The Borrower and each Guarantor has all corporate power and has taken all necessary corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and each Guarantor, and is, and the Revolving Notes, when issued for value received will be, and each of the other Loan Documents to which the Borrower or such Guarantor is a party is, a legal, valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to limitations on enforceability under bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equity principles.

            (c) Subsidiaries and Operating Entities. Except as listed on
Schedule 3 attached hereto (as amended by the Borrower upon written notice to the Lenders from time to time), the Borrower has no Subsidiaries. With respect to each Subsidiary of the Borrower, Schedule 3 also sets forth (i) the direct owners of such Subsidiary and the extent of such ownership; (ii) the state of its incorporation or organization; (iii) all jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation or partnership; and (iv) the address of the principal place of business of such Subsidiary. Except as set forth on Schedule 2 attached hereto (as amended by the Borrower upon written notice to the Lenders from time to time), there are no Operating Entities. With respect to each Operating Entity, Schedule 2 sets forth (i) the direct owners of such Operating Entity and the extent of such ownership, (ii) the state of its organization; (iii) all jurisdictions in which such Operating Entity is qualified to do business as a foreign partnership or corporation, as the case may be; and (iv) the address of the principal place of business of such Operating Entity.

            (d) Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) result in a breach of, or constitute a default under the certificate of incorporation or by-laws or partnership agreement, as the case may be and as amended, of the Borrower or any Guarantor, or under any indenture, agreement, or other instrument to which the Borrower or any Guarantor or any of its or their Subsidiaries is a party or by which it or any of its or their properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Guarantor except Permitted Liens; except, with respect to items (i) and (ii) above, where such violations, breaches or defaults, if any, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

            (e) Necessary Authorizations. No approval or consent of, or filing or registration with, any federal, state or local commission or other regulatory authority is required in connection with (i) the execution, delivery and performance by the Borrower of this Agreement, the Revolving Notes and the other Loan Documents to which it is a party, (ii) the execution and delivery of this Agreement by the Borrower on behalf of the Guarantors and the performance by each Guarantor of its obligations hereunder. All such described action required to be taken as a condition to the execution and delivery of each of this Agreement, the Revolving Notes and other Loan Documents to which the Borrower or any Guarantor is a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Advance of the Revolving Loan hereunder has been or will be duly taken prior to such initial Advance.

            (f) Title to Properties. Each of the Borrower and its Subsidiaries has good and legal title to, or a valid leasehold interest in, all of their respective material properties and assets free and clear of all Liens, except Permitted Liens and rights, if any, of third parties under the partnership agreements or other organization documents of the Operating Entities.

            (g) Collective Bargaining. Except as disclosed to the Arranging Agents in writing prior to the Agreement Date, there are no collective bargaining agreements between the Borrower, any of its Subsidiaries or any of the Operating Entities and any trade or labor union or other employee collective bargaining agent.

            (h) Taxes. All federal, state, and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower, each of its Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any such tax payment of which the Borrower or its Subsidiary, as the case may be, is contesting in good faith by appropriate proceedings, and as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced, and except any such tax payments which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect. The charges, accruals, and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

            (i) Financial Statements.

                  (1) The Borrower has furnished, or caused to be furnished, to the Lenders audited financial statements for the Borrower and its Subsidiaries on a consolidated basis as at December 31, 1995 and unaudited financial statements for the Borrower and its Subsidiaries for the most recently completed calendar quarter, all of which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower as at such dates, and the results of operations for the periods then ended, subject to normal year-end adjustments with respect to such unaudited statements. Except as disclosed in such financial statements or Schedule 5.1, the Borrower had no material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower which have not heretofore been disclosed in writing to the Lenders.

                  (2) The Borrower has furnished, or caused to be furnished, to the Lenders audited financial statements for CSC on a consolidated basis as at December 31, 1995 and unaudited financial statements for CSC for the most recently completed calendar quarter, all of which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of CSC as at such dates, and the results of operations for the periods then ended, subject to normal year-end adjustments with respect to such unaudited statements. Except as disclosed in such financial statements, CSC had no material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of CSC which have not heretofore been disclosed in writing to the Lenders.

            (j) No Adverse Change. Since June 30, 1996, there has occurred no event which would have a Materially Adverse Effect.

            (k) Investments and Guaranties. Neither the Borrower nor any of its Subsidiaries has made Investments in, advances to, or guaranties of, the obligations of any Person, except as reflected in the financial statements referred to in Section 5.1(i)(1) above, or disclosed to the Lenders in writing.

            (l) Liabilities, Litigation, etc. Except (i) as disclosed on
Schedule 5.1 hereto, (ii) liabilities incurred in the normal course of business and (iii) as disclosed or referred to in the financial statements described in
Section 5.1(i) above, neither the Borrower nor any of its Subsidiaries has any material (individually or in the aggregate) direct or contingent liabilities. Except as disclosed on Schedule 5.2 attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries, any of the Operating Entities or any of its or their respective properties which involves the possibility of any judgment or liability not fully covered by insurance that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

            (m) ERISA. The Borrower and each ERISA Affiliate and each of their respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code
Section 4980B in all material respects. The Borrower has incurred no material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to a material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

            (n) Patents, Trademarks, etc. Except as disclosed on Schedule 6 attached hereto (as amended by the Borrower upon written notice to the Lenders from time to time), or where the lack of ownership, right to use or possession of which is not likely to have a Materially Adverse Effect, the Borrower, each of its Subsidiaries and the Operating Entities owns, possesses or has the right to use all licenses and rights to all patents, Trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, Trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by the Borrower, its Subsidiaries or the Operating Entities, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as otherwise permitted hereunder. Except to the extent that there is not likely to be a Materially Adverse Effect resulting from such ineffectiveness or non-compliance, all such licenses and rights with respect to patents, Trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower, its Subsidiaries and the Operating Entities are in full compliance in all material respects with all of the provisions thereof. Except as set forth on Schedule 6 attached hereto (as amended by the Borrower upon written notice to the Lenders from time to time), no such patent, Trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Except as set forth on Schedule 6 attached hereto, neither the Borrower nor any of its Subsidiaries nor any of the Operating Entities owns any registered patents and the Borrower's business is not subject to any License.

            (o) Compliance with Law; Absence of Default. The Borrower, each of its Subsidiaries and each of the Operating Entities is in compliance with all Applicable Laws the non-compliance with which is likely to have a Materially Adverse Effect and with all of the provisions of its certificate of incorporation and by-laws, or partnership agreement, as applicable, which would adversely affect the Borrower's or any Guarantor's ability to perform the Obligations, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or (ii) a default by the Borrower, any of its Subsidiaries or any of the Operating Entities under any other indenture, agreement, or other instrument, or under any MSO Agreement or Programming Rights Agreement, or any judgment, decree, or order to which the Borrower, any of its Subsidiaries, or any of the Operating Entities is a party or by which the Borrower, any of its Subsidiaries, any of the Operating Entities or any of its or their properties may be bound, which default, judgment, decree or order could reasonably be considered to have a Materially Adverse Effect.

            (p) Casualties; Taking of Properties, etc. Since the date of the most recent financial statements provided to the Arranging Agents and the Lenders by the Borrower, neither the business nor the properties of the Borrower, its Subsidiaries or the Operating Entities have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

            (q) Accuracy and Completeness of Information. None of the financial statements or any written statements delivered to the Arranging Agents or the Lenders pursuant to this Agreement contains, as at the date of delivery thereof, any untrue statement of material fact nor do such financial statements, and such written statements, taken as a whole, omit to state a material fact or any fact necessary to make the statements contained therein not misleading. As of the Agreement Date (except with respect to MSG), and as supplemented by the Borrower from time to time pursuant to Section 7.4(f) and the immediately following sentence, Schedule 5.1(q) hereto lists each Film Rights Agreement and MSO Agreement to which any of the Designated Entities is a party. Notwithstanding the foregoing sentence, within thirty (30) days after the date on which the Borrower first owns, directly or indirectly, greater than eighty-eight percent (88%) of the partnership interests in MSG, the Borrower shall provide to the Arranging Agents a list, which list shall automatically amend and supplement Schedule 5.1(q), of each Film Rights Agreement and MSO Agreement to which MSG is a party.

            (r) Compliance with Regulations G, T, U, and X. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Borrower does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 207, 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. The Borrower has not taken and will not take any action which would cause this Agreement or the Revolving Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934. If so requested by the Arranging Agents, the Borrower will furnish the Arranging Agents with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance reasonably satisfactory to the Lenders.

            (s) Solvency. The Borrower is, and after giving effect to the transactions contemplated hereby and by the Loan Documents will be, Solvent.

            (t) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Revolving Notes, and no other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

            (u) Business. The Borrower is primarily a holding/management company whose assets consist of the equity interests of its Subsidiaries and the Operating Entities and other tangible assets used in the foregoing activities and whose business consists primarily of the Business.

            (v) Name of Borrower. Except as set forth on Schedule 7 hereto, neither the Borrower, nor any of the Guarantors or Operating Entities has changed its name within the preceding five (5) years from the Agreement Date, and has not transacted business under any other name or trade name and has not acquired any assets except for valid consideration.

            (w) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Revolving Notes or the Overdraft Note violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

      5.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance, except to the extent any representation or warranty is made solely as of the Agreement Date, in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Arranging Agents, any investigation or inquiry by any Lender or the Arranging Agents, or the making of any Advance under this Agreement.

6 - General Covenants

      So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing:

      6.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each of its Subsidiaries to, (i) preserve and maintain their respective existences, rights, Licenses, and privileges in their respective jurisdictions of incorporation and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of their respective properties or in which the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect; provided that the Borrower or any of its Subsidiaries may (1) liquidate, dissolve, or cause the liquidation or dissolution of any Subsidiary or Operating Entity that holds no assets and conducts no business activities, and (2) liquidate, sell or otherwise dispose of any Subsidiary or Operating Entity as permitted by Section 8.5 hereof.

      6.2 Compliance with Applicable Law. The Borrower will comply, and will cause each of its Subsidiaries and Operating Entities to comply, with the requirements of all Applicable Law, except where failure to comply has not had and is not likely to have a Materially Adverse Effect.

      6.3 Maintenance of Properties. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties necessary in their respective businesses (whether owned or held under lease).

      6.4 Accounting Methods and Financial Records. The Borrower, or CSC on the Borrower's behalf, will maintain, and will cause each of its Subsidiaries and Operating Entities to maintain, or will maintain on their behalf, a system of accounting established and administered in accordance with GAAP, and will (or

CSC on the Borrower's, Borrower's Subsidiaries' and Operating Entities' behalf will), keep and cause each of its Subsidiaries and Operating Entities to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

      6.5 Insurance. The Borrower, or CSC on the Borrower's behalf, will maintain or cause to be maintained insurance on the assets and properties and on the operations of the Borrower, its Subsidiaries and the Operating Entities including, but not limited to, public liability, business interruption and fidelity coverage insurance, from responsible insurance companies in such amounts and against such risks as shall be reasonably acceptable to the Majority Lenders. The Borrower, or CSC on the Borrower's behalf, shall at all times maintain insurance coverage comparable to that in place on the Agreement Date, taking into account the growth of the Borrower's business and operations after the Agreement Date.

      6.6 Payment of Taxes and Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon them or upon their respective incomes or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, would become a Lien other than a Permitted Lien upon any of their respective properties; except that no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period of thirty (30) days after such commencement.

      6.7 Visits and Inspections. The Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of (a) prior to a Default, the Arranging Agents upon three (3) Business Days written notice to the Borrower, and (b) subsequent to a Default, the Arranging Agents and each Lender, upon notice prior to 10:00 a.m. (New York time) on such date, to (i) visit and inspect the properties of the Borrower and each of its Subsidiaries during normal business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower and each of its Subsidiaries.

      6.8 Payment of Indebtedness. The Borrower will pay, and will cause each of its Subsidiaries to pay, subject to any provisions therein regarding subordination, any and all of their respective Indebtedness For Money Borrowed when and as the same becomes due, other than amounts duly disputed in good faith the non-payment of which is not likely to have a Materially Adverse Effect.

      6.9 Use of Proceeds. The Borrower will use the proceeds of the Loans solely as provided in Section 2.1(b).

      6.10 ERISA. The Borrower shall (a) promptly after the filing thereof, furnish to the Arranging Agents copies of any annual report required to be filed pursuant to ERISA in connection with each Plan of it and its ERISA Affiliates;
(b) notify the Lenders as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes would constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and (c) furnish to the Lenders, promptly upon the Lenders' request therefor, such additional information concerning any such Plan as may be reasonably requested by the Lenders.

      6.11 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Revolving Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any of its Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Agents and the Lenders, or cause to be executed and delivered to the Agents and the Lenders, all such other and further documents, agreements, and instruments in compliance with or for the accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

      6.12 Broker's Claims. The Borrower hereby indemnifies and agrees to hold the Agents and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Agents and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

      6.13 Indemnity. The Borrower and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Credit Party and each of its employees, representatives, officers and directors (collectively, the "Indemnified Parties") from and against any and all claims, liabilities, losses, damages, actions, and demands by any party (other than with respect to any claims, actions or demands made by other such indemnified parties or any liabilities, losses or damages caused thereby) against such Credit Party, resulting from any breach or alleged breach by the Borrower or any of its Subsidiaries of any representation or warranty made hereunder, relating to or arising out of the issuance of any Letter of Credit, or otherwise arising out of the Commitment or the making, administration or enforcement of the Loan Documents and the Loans; unless, with respect to any of the above, such Credit Party is finally judicially determined to have acted or failed to act with gross negligence or willful misconduct. This Section 6.13 shall survive termination of this Agreement.

      6.14 Delivery of Certificates and Documents for Certain Transaction.

            (a) With respect to any transaction permitted by Sections 8.5(a)(2) and 8.5(a)(3) hereof, the Borrower shall, or, if applicable, shall cause the appropriate Subsidiary to, deliver to the Arranging Agents (i) as soon as practicable and in no event less than 10 days prior to the closing date of any such transaction a certificate of the Borrower or such Subsidiary, as the case may be, signed by an Authorized Signatory thereof setting forth (y) a description of the transaction in such reasonable detail so as to permit the Arranging Agents and the Lenders to obtain an accurate understanding of all of the essential features of such transaction (which description shall include, without limitation, a summary of the consideration to be received and how the Business of the Borrower, or such Subsidiary, as the case may be, will benefit from such transaction) and (z) a certification by such Authorized Signatory on behalf of the Borrower or such Subsidiary, as the case may be, that the total value received by the Borrower or such Subsidiary, as the case may be, is not less than the total value of the assets and properties sold, exchanged or otherwise disposed and that no Default is then existing or will be caused by the consummation of the transaction described in such certificate and (ii) as soon as available and in no event more than 30 days after the closing date of such transaction, copies of all agreements, instruments, opinions and other documents executed and delivered in connection with such transaction, together with a certificate of the Borrower or such Subsidiary, as the case may be, signed by an Authorized Signatory thereof certifying that the copies so delivered are true and complete copies of all agreements, instruments, opinions and documents executed and delivered with respect to such transaction.

            (b) With respect to any transaction permitted by Section 8.5(b)(v), to the extent that such transaction, in the aggregate together with any other such transactions under Section 8.5(b)(v) exceeds $1,000,000, the Borrower shall, or, if applicable, shall cause the applicable Subsidiary to, deliver to the Arranging Agents at least ten (10) days prior to the closing date for such transaction, a certificate signed by an Authorized Signatory setting forth (y) a reasonably detailed description of the transaction, and (z) a certification that no Default shall then exist or be reasonably expected to exist prior to the Maturity Date as a consequence of such transaction.

      6.15 Pledge of Acquired Interests and Non-Cash Proceeds from Sales, Exchanges or other Disposition of Assets.

            (a) As soon as available and in any event on the date of acquisition or receipt thereof, all shares of capital stock, partnership interests and any other interest or benefit acquired by the Borrower from time to time in any Operating Entity or Subsidiary (including, without duplication, upon the acquisition by the Borrower, directly or indirectly, of 100% of the ownership interests in any Free Subsidiary), and all non-cash proceeds received by the Borrower under any transaction permitted by Section 8.5(a)(2) or Section 8.5(a)(3) hereof, shall be pledged by the Borrower to the Administrative Agent for the ratable benefit of the Credit Parties pursuant to a pledge agreement substantially in the form of Exhibit B-1 attached hereto and made a part hereof (modified as appropriate for pledges of limited liability company interests, partnership interests or interests other than capital stock) as additional security for the Borrower's Obligations under the Loan Documents to the extent that the pledge of any such shares or other interests or non-cash proceeds will not violate the Constituent Documents, as the case may be, applicable thereto in or with respect to a Subsidiary or Operating Entity which is not wholly-owned directly or indirectly by the Borrower (after giving effect to an acquisition contemplated by this Section 6.15(a)) (and if the pledge of any such shares, partnership interests or other interests or non-cash proceeds shall violate any such applicable documents, such shares, partnership interests or other interests or non-cash proceeds shall be held by the Borrower subject to the terms and conditions of this Agreement and the other Loan Documents) and, with respect only to non-cash proceeds received by the Borrower under any transaction permitted by Section 8.5(a)(2) or Section 8.5(a)(3), if such pledge shall not require any consent of an unaffiliated third party which consent the Borrower is unable to obtain after taking reasonable steps to obtain such consent. In connection with such pledge, the Borrower shall execute and deliver to the Administrative Agent, for the ratable benefit of the Credit Parties, the Borrower Pledge Agreement (if such agreement has not been delivered previously) and all such other agreements, instruments and documents as the Arranging Agents may reasonably request. Unless prohibited by the related Constituent Documents of a Subsidiary or Operating Entity which is not wholly-owned directly or indirectly by the Borrower (after giving effect to an acquisition contemplated by this Section 6.15(a)) any Operating Entity with respect to which such acquisition is consummated shall also become a Guarantor hereunder, and the Borrower shall modify, or cause to be modified, Schedule 1 hereto accordingly. The formation of a new Subsidiary by the Borrower shall be deemed an acquisition subject to the terms of this Section 6.15(a).

            (b) As soon as available and in any event on the date of receipt thereof, all non-cash proceeds received by any Subsidiary under any transaction permitted by Section 8.5(a)(2) or Section 8.5(a)(3) hereof shall be pledged by any such Subsidiary pursuant to a Subsidiary Stock Pledge Agreement or Subsidiary Assignment of Partnership Interests, as the case may be, together with any applicable stock powers or UCC-1 financing statements, as the Arranging Agents may require, to the extent that the pledge of any such non-cash proceeds will not violate the Constituent Documents applicable thereto in or with respect to a Subsidiary or Operating Entity which is not wholly-owned directly or indirectly by the Borrower (after giving effect to an acquisition contemplated by this Section 6.15(b)); (and if the pledge of any such non-cash proceeds shall violate any such Constituent Documents, the Borrower shall cause such Subsidiary, or, if applicable, the appropriate Operating Entity, to hold such non-cash proceeds, in each case subject to the terms and conditions of this Agreement and the other Loan Documents). The formation of a new Subsidiary by an existing Subsidiary of the Borrower shall be deemed an acquisition subject to the terms of this Section 6.15(b).

            (c) If the Borrower shall issue any of its stock to any Dolan Family Member, or if CSC should transfer any of its stock in the Borrower to any Dolan Family Member, such Dolan Family Member shall enter into a pledge agreement with the Administrative Agent in form and substance acceptable to the Arranging Agents, pledging such stock to the Administrative Agent, for the benefit of the Credit Parties, as collateral for the Obligations.

      6.16 New Subsidiaries to be Guarantors. With respect to each Subsidiary formed or acquired by the Borrower after the date of this Agreement, the Borrower shall, on the date of such acquisition or formation, take all necessary action, and shall cause such Subsidiary to take all necessary action, to provide to the Administrative Agent, on behalf of the Arranging Agents and the Lenders, a subsidiary certificate substantially in the form of Exhibit K hereto and add such Subsidiary to the list of Guarantors on Schedule 1 to this Agreement.

      6.17 Required Equity Investments. If the Funding Requirements actually incurred from January 1, 1997 through the last day of any calendar quarter exceed $59,250,000 then additional equity shall be contributed to the Borrower, within forty-five (45) days after the last day of the calendar quarter during which the Funding Requirements first exceed $59,250,000 in the amount of .85 times the cumulative Funding Requirements in excess of $59,250,000. On the 45th day after each calendar quarter thereafter, additional equity shall be contributed in the amount of .85 times the cumulative Funding Requirements in excess of $59,250,000 minus the amount of additional equity previously contributed pursuant to this paragraph. On the 45th day following the calendar quarter when the cumulative Funding Requirements exceed $101,750,000, additional equity shall be contributed in the amount of 100% of the cumulative Funding Requirements in excess of $101,750,000 plus the difference between (i) .85 times the cumulative Funding Requirements greater than $59,250,000 and less than or equal to $101,750,000 and (ii) the amount of equity previously contributed with respect to Funding Requirements in excess of $59,250,000. On the 45th day after each calendar quarter thereafter, additional equity shall be contributed in the amount of 100% of the cumulative Funding Requirements in excess of $101,750,000 minus the amount of equity previously contributed with respect to Funding Requirements in excess of $101,750,000.

      Section 6.18 Interest Rate Hedging. If the Eurodollar Rate for an Interest Period of three months shall equal or exceed 6.50% for a period of five (5) consecutive Business Days, the Borrower shall, within thirty (30) days after such event, enter into one or more Interest Hedge Agreements, fixing a limit on the Borrower's interest obligation with respect to a notional principal amount of not less than fifty percent (50%) of the Total Borrower Debt for a period from such date through the Maturity Date. Such Interest Hedge Agreements shall provide interest rate protection on terms reasonably acceptable to the Agents. All obligations of the Borrower to any Lender or any Affiliate of any Lender pursuant to an Interest Hedge Agreement, to the extent such Interest Hedge Agreement complies with Section 8.1(c) hereof, shall rank pari passu with all other Obligations.

7 - Information Covenants

      So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and to the Arranging Agents at their respective offices:

      7.1 Quarterly Financial Statements and Information. Within ninety (90) days after the last day of each quarter in each calendar year of each of CSC, the Borrower, and the Designated Entities, respectively, the balance sheet of each of CSC, the Borrower, and the Designated Entities as at the end of such quarter, and the related statement of income and retained earnings and related statement of cash flows of each of CSC and the Borrower, and, in the case of the Designated Entities, related statements of income and retained earnings and related statements of EBITDA, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which financial statements shall set forth in comparative form such figures for the same period for the prior calendar year (all of which, in the case of CSC and the Borrower, shall be on a consolidated basis with their respective Subsidiaries) and certified by an Authorized Signatory of each of CSC, the Borrower, and the Designated Entities, respectively, to, in his or her opinion, present fairly, in accordance with GAAP, the financial position of CSC, the Borrower, and the Designated Entities, respectively, as at the end of such period, and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

      7.2 Annual Financial Statements and Information; Certificate of No Default. Within one hundred twenty (120) days after the end of each calendar year of each of CSC, the Borrower and the Designated Entities respectively, the audited balance sheets of each of CSC, the Borrower, and the Designated Entities as at the end of such calendar year (all of which, in the case of CSC and the Borrower, shall be on a consolidated basis with their respective Subsidiaries), and the related audited statements of income and retained earnings and related audited statements of cash flows of each of CSC, the Borrower and the Designated Entities, related audited statements of income and retained earnings and related audited statements of EBITDA, for such calendar year, which financial statements shall set forth in comparative form such figures for the same period for the prior calendar year and shall be accompanied by an opinion of KPMG Peat Marwick or a firm of independent certified public accountants of recognized standing selected by CSC, the Borrower, and the Designated Entities and satisfactory to the Majority Lenders (and, in the case of the Borrower, together with a statement of such accountants certifying that no Default or Event of Default, including, without limitation, any Default under Sections 8.8, 8.9 and 8.10 hereof, was detected during the examination of the Borrower), and that such accountants have authorized CSC, the Borrower, and the Designated Entities, respectively, to deliver such financial statements and opinion thereon to the Arranging Agents and the Lenders pursuant to this Agreement.

      7.3 Performance Certificates. Within ninety (90) days after the last day of each calendar quarter (a) a certificate of an Authorized Signatory of the Borrower in form and substance reasonably satisfactory to the Majority Lenders
(i) setting forth as at the end of such quarter or calendar year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 8.8, 8.9 and 8.10 hereof; and (ii) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default and (b) a certificate of CSC in the form of Exhibit O hereto indicating that (i) CSC has sufficient borrowing availability under the CSC Loan Agreement to make interest payments on the Revolving Loans under this Agreement for the next succeeding twelve (12) months following the date of such certificate or (ii) at the sole option of CSC, that an escrow account has been established with the Administrative Agent on such terms as shall be reasonable satisfactory to the Majority Lenders and in an amount sufficient to make the interest payments on the Revolving Loans due under this Agreement or the Revolving Notes for the next succeeding twelve (12) months following the date of such certificate.

      7.4 Copies of Other Reports.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by its independent public accountants regarding the Borrower or any of its Subsidiaries, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 7.2 hereof.

            (b) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or evidencing facts or containing information which could have a Materially Adverse Effect.

            (c) On or before each February 28th, commencing February 28, 1998, the Borrower shall provide the Lenders with an operating budget, with respect to each Designated Entity, for the current year and for the remainder of the term of the Agreement, together with an applicable statement of anticipated sources and uses of funds (including Funding Requirements).

            (d) Promptly after the consummation thereof, the Borrower shall provide the Arranging Agents with written notice of each new owner of any Subsidiary, Operating Entity or Designated Entity, which notice in the case of a Subsidiary shall also include evidence of compliance with the last sentence of
Section 8.4 hereof with respect to such new owner (to the extent applicable).

            (e) From time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections or results of operations of the Borrower or any of its Subsidiaries as the Arranging Agents, upon request of the Majority Lenders, may reasonably request.

            (f) At the time audited financial statements are required to be provided under Section 7.1 hereof, a written list of each MSO Agreement and Film Rights Agreement to which any Designated Entity is a party (noting any MSO Agreements or Film Rights Agreements that have been either added or deleted during the prior year).

      7.5 Notice of Litigation and Other Matters. Prompt notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

            (a) The commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (i) against or (ii) to the extent known to the Borrower, in any other way relating adversely and directly to the Borrower or any of its Subsidiaries, or any of the Operating Entities or any of their respective properties, assets, or businesses, or which calls into question the validity of this Agreement or any other Loan Document, except where the adverse outcome of such proceeding or investigation is not likely to have a Materially Adverse Effect;

            (b) Any notice of termination or partial termination of any MSO Agreement of any Designated Entity which results in a reduction of 1,000,000 or more subscribers in the aggregate in any calendar quarter when added to all other terminations in such quarter;

            (c) Any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower or any of its Subsidiaries, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

            (d) Any material written notice or other material written information received by the Borrower from NBC in respect of the NBC Agreements, including copies of any amendments thereto;

            (e) Any notice of exercise by NBC of its right to put its holdings of stock in the Borrower under the NBC Agreements;

            (f) Any material written notice or other material written information received by the Borrower in respect of the MSG Agreement, including copies of any amendment to the MSG Agreement, but excluding information with respect to the operation of the properties of MSG;

            (g) Any Default or default by the Borrower under any agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is party or by which any of their respective properties is bound or the occurrence of any other event which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

            (h) The occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the Trustee of any such Plan with respect to such Plan.

8 - Negative Covenants

      So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

      8.1 Indebtedness of the Borrower. The Borrower shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and except any obligation of any Subsidiary arising solely from such Subsidiary being a partner of an Operating Entity, shall not permit any of its Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness For Money Borrowed except:

            (a) Indebtedness under this Agreement and the other Loan Documents;

            (b) Capitalized Lease Obligations (whether or not secured) in an aggregate amount for the Borrower and its Subsidiaries not in excess of $30,000,000 at any one time outstanding over the remainder of the term of such obligations;

            (c) Indebtedness with respect to Interest Hedge Agreements, provided that the aggregate notional amount thereof does not exceed the Available Commitment and the term of any such Interest Hedge Agreement does not extend beyond the Maturity Date; and

            (d) Intercompany Indebtedness among any of the Borrower, the Borrower's Subsidiaries and the Operating Entities, provided that repayment of any such Indebtedness owed by the Borrower or any of its Subsidiaries to any Operating Entity shall be subordinated to the prior payment in full of the Obligations; and

            (e) Operating Advances.

      8.2 Investments. The Borrower shall not and, shall not permit any of its Subsidiaries to, make any loan, advance, or otherwise acquire evidences of Indebtedness, capital stock or other securities of any Person, except (i) that the Borrower may purchase or otherwise acquire and own (A) marketable, direct obligations of the United States of America maturing within three hundred sixty-five (365) days of the date of purchase, (B) commercial paper issued by any Lender or by corporations, each of which shall have a consolidated net worth of at least $250,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within one hundred eighty
(180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service, Inc., (C) repurchase agreements in such amounts and with such financial institutions having a rating of Baa or better from Moody's Investors Service, Inc., as the Borrower may select from time to time and (D) certificates of deposit maturing within three hundred sixty-five
(365) days of the date of purchase which are issued by any Lender or by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100 million, and having a rating of Baa or better from Moody's Investors Service, Inc., (ii) that the Borrower may make Investments in and loans to its Subsidiaries, (iii) that Subsidiaries may make Investments in the Borrower; (iv) that the Borrower and its Subsidiaries may make Investments in any businesses or ventures related to the Business, (excluding any Investment in Rainbow DBS Holdings, Inc. or R/L DBS Company; provided, however, that Rainbow DBS Holdings, Inc. may make Investments in R/L DBS Company so long as the funds for such Investments do not, directly or indirectly, come from the Borrower or any Subsidiary of the Borrower), provided, however, that any such Investments shall be funded solely from Available Cash Flow and may not be made after the occurrence and during the continuance of an Event of Default; and (v) that the Borrower and its Subsidiaries may make Investments in any Operating Entity or Designated Entity, provided, however, that any such Investments shall be funded solely from Available Cash Flow and may not be made after the occurrence and during the continuance of an Event of Default.

      8.3 Limitation on Liens. The Borrower shall not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, and shall not permit any of its Subsidiaries to create, assume, incur, or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens and as otherwise permitted in this Section. Except for the agreement set forth in the foregoing sentence, neither the Borrower nor any of its Subsidiaries shall agree with any other Person not to grant a Lien on any material portion of their respective assets to secure Indebtedness.

      8.4 Amendment and Waiver. The Borrower shall not, without the prior written consent of the Majority Lenders, enter into any material amendment of, or agree to or accept any material waiver, which would adversely affect the rights of the Administrative Agent or the other Credit Parties under this Agreement or any other Loan Document or which would have a Materially Adverse Effect, of any of the provisions of, (a) its certificate of incorporation or by-laws, (b) the Constituent Documents of any Subsidiary, (c) the Management Agreement, (d) the Tax Sharing Agreement, or (e) the Consulting Agreement. The Borrower shall give written notice to the Arranging Agents of any amendment or waiver of any material provision in the AMC Loan Agreement or any Constituent Document of an Operating Entity or Designated Entity, in each case not less than five (5) Business Days prior to the effectiveness thereof (other than with respect to MSG, in which case such documents shall be delivered as soon as reasonably possible). Each new partner of any partnership affected by the Partnership Waiver shall execute the Partnership Waiver before receiving any interests in such partnership.

      8.5 Liquidation; Disposition or Acquisition of Assets. (a) Unless otherwise permitted hereunder, the Borrower shall not and shall not permit any of its Subsidiaries or Designated Entities to, at any time, (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up,
(ii) sell, lease, abandon, transfer, exchange or otherwise dispose of (y) any capital stock or partnership interests of any of the Borrower's Subsidiaries, Operating Entities or Designated Entities or (z) any other assets or business in excess of $1,000,000 in the aggregate during the term of this Agreement, or
(iii) issue any capital stock,
partnership interests or membership interests in any Subsidiary, Designated Entity or Operating Entity, or (iv) enter into any merger or consolidation except, in each case, for:

            (1) sales, dispositions, mergers, consolidations or exchanges by any Subsidiary of Borrower of its business, assets, or rights (including any interest of any Subsidiary of the Borrower in an Operating Entity or Designated Entity; provided, however, that in any such case the Designated Entity shall survive) to or with the Borrower or another Subsidiary of Borrower;

            (2) sales, leases, transfers, exchanges or other dispositions of (i) any assets or properties of a Pledged Subsidiary or (ii) any interest of the Borrower or any Subsidiary or Designated Entity in any Designated Entity or Pledged Subsidiary, conducted strictly in accordance with the following requirements:

                  (A) any Net Cash Proceeds received by any Subsidiary of the
            Borrower or Designated Entity from any such transaction shall be distributed to the Borrower (to the extent of the Borrower's interest in such Pledged Subsidiary or Designated Entity prior to giving effect to such transaction) promptly after the receipt thereof (and the Borrower hereby agrees to cause such Subsidiary to make such distribution) to be applied by the Borrower in accordance with subsection (B) immediately below;

                  (B) the Net Cash Proceeds received by the Borrower from such transaction shall be applied as follows:

                        (i) with respect to any transaction other than a
                  transaction described in subsections 8.5(a)(2)(B)(ii) or 8.5(a)(2)(B)(iii) below:

                        (I) the first $50,000,000 of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5;

                        (II) fifty percent (50%) of the next $100,000,000 of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the Business of the Borrower and its Subsidiaries, Operating Entities and Designated Entities or may be applied to repay the Loans; and

                        (III) twenty-five percent (25%) of such Net Cash Proceeds in excess of $150,000,000 shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the business of the Borrower and its Subsidiaries, Operating Entities and Designated Entities or may be applied to repay the Loans;

                        (ii) with respect to any sale by any Subsidiary of its
                  partnership interests in AMC, the Net Cash Proceeds shall be contributed by such Subsidiary to AMC to repay the principal obligations under the AMC Loan Agreement to the extent required by Section 2.7(c)(ii) of the AMC Loan Agreement(1) and the balance of such Net Cash Proceeds shall be applied as follows:

                        (I) the first $50,000,000 of the remainder of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in
                        Section 2.5;

                        (II) fifty percent (50%) of the next $100,000,000 of the remainder of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the Business of the Borrower and its Subsidiaries, Operating
----------
(1) Ie., If the Leverage Ratio (as defined in the AMC Loan Agreement as of the date hereof) of AMC is greater than 3 to 1, 50% of such Net Cash Proceeds shall be applied to repay the AMC Loans.

                        Entities and Designated Entities or may be applied to repay the Loans; and

                        (III) twenty-five percent (25%) of the remainder such Net Cash Proceeds in excess of $150,000,000 shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the business of the Borrower and its Subsidiaries, Operating Entities and Designated Entities or may be applied to repay the Loans;

                        provided, however, that the foregoing thresholds shall apply to any isolated transaction and any substantially contemporaneous transactions (excluding, however, any transactions involving more than one Designated Entity) that are (y) consummated pursuant to a single, master transaction agreement and (z) consummated within a single period of ninety (90) days;

                        (iii) with respect to any sale by the Borrower or any
                  Subsidiary of its partnership interests in SC-NY:

                        (I) the first $81,250,000 of such Net Cash Proceeds may be distributed by the Borrower to CSC in a cash dividend to the extent permitted by Section 8.7;

                        (II) the next $50,000,000 of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5;

                        (III) fifty percent (50%) of the next $100,000,000 of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the Business of the Borrower and its Subsidiaries, Operating Entities and

                        Designated Entities or may be applied to repay the Loans; and

                        (IV) twenty-five percent (25%) of such Net Cash Proceeds in excess of $231,250,000 shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the business of the Borrower and its Subsidiaries, Operating Entities and Designated Entities or may be applied to repay the Loans;

                        (C) the Borrower shall comply with the requirements of
                  Section 6.14 hereof in all respects;

                        (D) any non-cash proceeds received by the Borrower or,
                  if applicable, any Subsidiary shall be pledged to the Administrative Agent or held in accordance with Section 6.15 hereof;

                        (E) the Borrower may not, without the prior written
                  consent of the Majority Lenders, (i) sell interests in AMC or BRAVO (whether directly or indirectly through sales of interests in or issuance of interests by BRAVO or AMC or any intermediate holding Company) such that, after giving effect to such sale, the Borrower owns, directly or indirectly, in the aggregate, less than 50.1% of either AMC or BRAVO, or (ii) sell interests in MSG (whether directly or indirectly through sales of interests in or the issuance of interests by MSG or any intermediate holding Company) such that, after giving effect to such sale, the Borrower owns, directly or indirectly, in the aggregate, less than 25% of MSG; and

                        (F) the Borrower may not sell, assign or convey any
                  interest in a Designated Entity or any Pledged Subsidiary in consideration for anything other than cash; provided, however, that RMHI may contribute its partnership interests in SC-NY to MSG in exchange for additional capital or equity interests in MSG.

                  (3) any issuance by a Designated Entity or Pledged Subsidiary of capital stock, partnership interests or membership interests in itself, conducted strictly in accordance with the following requirements:

                        (A) except to the extent otherwise provided in Section
                  8.5(a)(3)(B)(ii) below with respect to AMC, any Net Cash Proceeds received by the Borrower from any Pledged Subsidiary of the Borrower or Designated Entity from any such transaction shall, promptly after the receipt thereof, be applied by the Borrower in accordance with subsection (B) immediately below;

                        (B) the Net Cash Proceeds received by the Borrower from
                  such transaction shall be applied as follows:

                              (i) with respect to any transaction other than a
                        transaction described in subsections 8.5(a)(3)(B)(ii) below:

                              (I) the first $50,000,000 of such Net Cash
                              Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in
                              Section 2.5;

                              (II) fifty percent (50%) of the next $100,000,000 of such Net Cash Proceeds shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the Business of the Borrower and its Subsidiaries, Operating Entities and Designated Entities or may be applied to repay the Loans; and

                              (III) twenty-five percent (25%) of such Net Cash Proceeds in excess of $150,000,000 shall be applied to repay the Loans and permanently reduce the Commitment, as provided in Section 2.5, and the balance of such amount shall be reinvested in the business of the Borrower and its Subsidiaries, Operating Entities and Designated Entities or may be applied to repay the Loans;

                              provided, however, that the foregoing thresholds shall apply to any isolated transaction and any substantially contemporaneous transactions
                              (excluding, however, any transactions involving more than one Designated Entity) that are (y) consummated pursuant to a single, master transaction agreement and (z) consummated within a single period of ninety (90) days;

                              (ii) with respect to any issuance by AMC of
                        partnership interests in itself, the Net Cash Proceeds of such issuance shall be applied to repay the principal obligations under the AMC Loan Agreement in the manner required by Section 2.7(c)(i) of the AMC Loan Agreement;(2)

                        (C) the Borrower shall comply with the requirements of
                  Section 6.14 hereof in all respects;

                        (D) any non-cash proceeds received by the Borrower or,
                  if applicable, any Subsidiary shall be pledged to the Administrative Agent or held in accordance with Section 6.15 hereof; and

                        (E) the Borrower may not, without the prior written
                  consent of the Majority Lenders, (i) permit the issuance of interests in AMC or BRAVO such that, after giving effect to such transaction, the Borrower owns, directly or indirectly, in the aggregate, less than 50.1% of either AMC or BRAVO, or
                  (ii) permit the issuance of interests in MSG (whether directly or indirectly through sales of interests or the issuance of interests in any intermediate holding Company) such that, after giving effect to such transaction, the Borrower owns, directly or indirectly, in the aggregate, less than 25% of MSG.

                  (4) The Borrower may consummate the NBC Exchange;

----------
(2) Ie., If the Leverage Ratio (as defined in the AMC Loan Agreement as of the date hereof) of AMC is greater than 3 to 1, 50% of such Net Cash Proceeds shall be applied to repay the AMC Loans.

            (5) Sales or dispositions in the ordinary course of business of obsolete or worn-out property and other property reasonably determined by the management of the disposing entity to be not used or useful in its business;

            (6) Liquidations, dissolutions, sales or dispositions of any Subsidiary or Operating Entity (excluding any Designated Entity) that holds no assets and conducts no business activities;

            (7) Sales, leases, transfers, exchanges or other dispositions of any assets or properties of an Operating Entity (other than any Designated Entity) or Free Subsidiary or any interest of the Borrower or any Subsidiary in any Operating Entity (other than any Designated Entity) or Free Subsidiary, conducted strictly in accordance with the following requirements:

            (A) any Net Cash Proceeds received by the Borrower from any such transaction shall be either (y) applied by the Borrower promptly after the receipt thereof towards the prepayment of the Revolving Loans in accordance with Section 2.5 hereof or (z) so long as an Event of Default has not occurred and is continuing, reinvested by the Borrower in its Business or the Business of any Subsidiary, Operating Entity or Designated Entity;

            (B) any Net Cash Proceeds received by any Subsidiary from any such transaction shall be either (y) distributed to the Borrower (to the extent of the Borrower's interest in such Subsidiary prior to giving effect to such transaction) promptly after the receipt thereof (and the Borrower hereby agrees to cause such Subsidiary to make such distribution) to be applied by the Borrower in accordance with subsection (A) above or (z) so long as an Event of Default has not occurred and is continuing, reinvested by such Subsidiary in its Business or the Business of any other Subsidiary, Operating Entity or Designated Entity; and

            (C) the Borrower shall comply with the requirements of Section 6.14 hereof in all respects.

            (8) Any issuance by a Free Subsidiary or Operating Entity of capital stock, partnership interests or membership interests in itself, conducted strictly in accordance with the following requirements:

            (A) any Net Cash Proceeds received by the Borrower from any such transaction shall be either (y) applied by the Borrower promptly after the receipt thereof towards the prepayment of the Revolving Loans in accordance with Section 2.5 hereof or (z) so long as an Event of Default has not occurred and is continuing, reinvested by the Borrower in its Business or the Business of any Subsidiary or any Operating Entity;

            (B) any Net Cash Proceeds received by any Subsidiary from any such transaction shall be either (y) distributed to the Borrower (to the extent of the Borrower's interest in such Subsidiary prior to giving effect to such transaction and to the extent permitted by the Constituent Documents of such Subsidiary) promptly after the receipt thereof (and the Borrower hereby agrees to cause such Subsidiary to make such distribution) to be applied by the Borrower in accordance with subsection (A) above or (z) so long as an Event of Default has not occurred and is continuing, reinvested by such Subsidiary in its Business or the Business of any other Subsidiary, Operating Entity or Designated Entity;

            (C) any Net Cash Proceeds received by any Operating Entity from any such transaction shall be either (y) distributed to the Borrower (to the extent of the Borrower's interest in such Operating Entity prior to giving effect to such transaction and to the extent permitted by the Constituent Documents of such Operating Entity) promptly after the receipt thereof (and the Borrower hereby agrees to cause such Operating Entity to make such distribution, to the extent permitted by such Constituent Documents) to be applied by the Borrower in accordance with subsection (A) above or
      (z) so long as an Event of Default has not occurred and is continuing, reinvested by such Operating Entity in its Business or the Business of any other Subsidiary, Operating Entity or Designated Entity;

            (D) the Borrower shall comply with the requirements of Section 6.14 hereof in all respects; and

            (E) any non-cash proceeds received by the Borrower or, if applicable, any Subsidiary shall be pledged to the

      Administrative Agent or held in accordance with Section 6.15 hereof.

            (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time acquire assets, property, stock or businesses of any other Person, except for (i) Capital Expenditures in the ordinary course of the Borrower's or such Subsidiary's Business, (ii) Programming Rights Agreements, (iii) Investments permitted under Section 8.2 hereof, (iv) acquisitions of assets, property, stock or businesses related to the Business by the Borrower or such Subsidiary solely in exchange for equity interests in a Subsidiary, Designated Entity or an Operating Entity, and (v) so long as no Default then exists or would be caused thereby and the Borrower complies with
Section 6.14(b), Acquisitions of assets, property, stock or businesses related to the Business by the Borrower or such Subsidiary and funded by Available Cash Flow or the Net Cash Proceeds of an asset sale permitted by Section 8.5(a)(2) and not otherwise required to repay the Loans pursuant to Section 8.5(a)(2).

      8.6 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any Loan Document, (b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of the Borrower or such Subsidiary securing performance by the Borrower or any Subsidiary of activities otherwise permissible hereunder, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business and (d) those Guaranties described on Schedule 8 attached hereto (as such schedule may be amended by the Borrower from time to time), undertaken in the ordinary course of the Borrower's Business or any such Subsidiary's Business for purposes of securing (i) programming or transponder rights, (ii) production, sports team and product related arrangements, (iii) affiliation agreements, (iv) advertising representation agreements, marketing and service arrangements, or
(v) real estate leases, and extensions, replacements and modifications of the foregoing provided that the aggregate amount of all such Guaranties under this subsection 8.6(d) at any time outstanding does not exceed $150,000,000.

      8.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase, except (i) the Borrower may use the proceeds of the initial Advance of the Revolving Loans to declare and pay a cash dividend of approximately $168,750,000 to CSC on or after the Agreement Date, (ii) that Borrower's Subsidiaries may make Restricted Payments to the Borrower, (iii) so long as no Event of Default then exists or would be caused thereby the Borrower may make Restricted Payments in amounts received by the Borrower from CSC pursuant to Section 6(e) of the CSC Pledge Agreement relating to payments made to CSC under the Consulting Agreement, and (iv) so long as no Event of Default then exists or would be caused thereby and subject to the terms of the Subordination of Fees Agreement, for payment of fees under the Management Agreements, (v) so long as no Event of Default then exists or would be caused thereby the Borrower may pay to CSC amounts due under, and in accordance with, the Tax Sharing Agreement, (vi) the Borrower may issue its mandatorily-redeemable series A preferred stock in exchange for the class C or class D non-voting stock of the Borrower held by NBC pursuant to the NBC Agreements in effect on the Agreement Date and (vii) so long as no Event of Default then exists, if the transaction described in Section 8.5(a)(2)(B)(iii) occurs, the Borrower may make a cash dividend to CSC of not more than the first $81,250,000 from the Net Cash Proceeds thereof.

      8.8 Borrower Value to Debt Ratio. (a) As of the end of any calendar quarter and (b) at the time of any Advance increasing the Obligations hereunder (after giving effect to such Advance), the Borrower shall not permit the Borrower Value to Debt Ratio to be less than the ratio set forth below for calculation dates falling within the periods set forth below, using the most recently provided performance certificate provided pursuant to Section 7.3 as of any date of calculation:

               Calendar Quarter                     Minimum Borrower
                   Ending                          Value to Debt Ratio
               ----------------                    -------------------
            Agreement Date through
            June 30, 1997                               3.00 to 1

            July 1, 1997 through
            December 31, 1997                           3.25 to 1

            January 1, 1998 and
            thereafter                                  3.50 to 1

      8.9 Interest Coverage Ratio. As of the end of any calendar quarter with respect to the twelve calendar months then ended, commencing June 30, 1997, the Borrower shall not permit the ratio of (a) the sum of (i) Interest Coverage EBITDA, plus (ii) equity contributions made in the Borrower by the RMHI Shareholders after the Agreement Date, to the extent not included in (iv) below, plus (iii) the Availability, as of the first day of the period being tested, (to the extent that the Borrower demonstrates to the reasonable satisfaction of the Arranging Agents that the Borrower could receive Advances thereunder in the amount necessary to remain in compliance with this covenant without creating a Default), plus (iv) the Borrower's cash on hand in excess of $1,000,000, to (b) the Borrower Interest Expense for such period, to be less than 1.10 to 1. For periods ending during the first nine (9) months after April 1, 1997, Borrower Interest Expense shall be determined by (x) multiplying the Borrower Interest Expense for the period from April 1, 1997 through June 30, 1997 by four (4), (y) multiplying the Borrower Interest Expense for the period from April 1, 1997 through September 30, 1997 by two (2) and (z) multiplying the Borrower Interest Expense for the period from April 1, 1997 through December 31, 1997 by four-thirds (4/3).

      8.10 Interest Support. As of the end of any calendar quarter, the Borrower shall not permit (a) the sum of (i) the Availability as of the end of the most recent calendar quarter for which financial statements are available (to the extent that the Borrower demonstrates to the reasonable satisfaction of the Arranging Agents that the Borrower could receive Advances thereunder in the amount necessary to remain in compliance with this covenant without creating a Default), plus (ii) the undrawn amount available to be drawn under the CSC Loan Agreement without creating a default under the CSC Loan Agreement as a result thereof, plus (iii) the Borrower's cash on hand in excess of

$1,000,000 to be less than (b) the projected Borrower Interest Expense in respect of the Obligations for the period ending twelve months after the applicable calculation date, based upon the Obligations outstanding on such calculation date and the weighted average interest rate then in effect.

      8.11 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, in each case other than as set forth on Schedule 8 attached hereto or as otherwise permitted under this Agreement.

      8.12 Real Estate. Neither the Borrower nor any of its Subsidiaries shall purchase or become obligated to purchase real estate in an amount in excess of $3,000,000 in the aggregate during the term of this Agreement.

      8.13 ERISA Liabilities. The Borrower shall not, and shall not permit any ERISA Affiliate to, fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of its Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. The Borrower shall not, and shall not permit any ERISA Affiliate to, become a participant in any Multiemployer Plan.

      8.14 Change in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any businesses other than the Business.

      8.15 Sales and Leasebacks. Neither the Borrower nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Borrower or any of its Subsidiaries shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or any such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred unless, in each case, the proceeds of any such transaction received by the Borrower or any such Subsidiary shall be applied to the prepayment of the Loans in accordance with Section 2.5 hereof.

9 - Default

      9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

            (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

            (b) The Borrower shall default (i) in the payment of any interest and fees payable hereunder or under the Revolving Notes, or any of them, or under the other Loan Documents and such Default shall not have been cured by payment of such overdue amounts in full within five (5) days from the date such payment became due, or (ii) in the payment of any principal when due under the Revolving Notes, or any of them.

            (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 8;

            (d) There shall occur any Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 9.1 of this Agreement), which shall not be cured to the Majority Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document;

            (e) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such Default shall not be cured to the Majority Lenders' satisfaction within a period of thirty (30) days from the occurrence of such default;

            (f) CSC and the Dolan Family Interests, collectively and in the aggregate, shall cease to own at least 50.1% of the outstanding voting stock of the Borrower;

            (g) CSC or Dolan shall, at any time, cease to have management control over the business and operations of the Borrower;

            (h) There shall be entered a decree or order for relief in respect of the Borrower, any of its Subsidiaries, any Designated Entity or CSC under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower, any of its Subsidiaries, any Designated Entity or CSC, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of the Borrower, any of its Subsidiaries, any Designated Entity or CSC, or an involuntary petition shall be filed against any of the Borrower, any of its Subsidiaries, any Designated Entity or CSC and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

            (i) The Borrower, any of its Subsidiaries, any Designated Entity or CSC shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower, any of its Subsidiaries, any Designated Entity or CSC shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower, any of its Subsidiaries, any Designated Entity or CSC, or of any substantial part of their respective properties, or the Borrower, any of its Subsidiaries, any Designated Entity or CSC shall fail generally to pay their respective debts as they become due, or the Borrower, any of its Subsidiaries, any Designated Entity or CSC shall take any action in furtherance of any such action;

            (j) A final judgment shall be entered by any court against any of the Borrower, any of its Subsidiaries, or any Designated Entity (other than MSG) for the payment of money which exceeds $1,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower, any of its Subsidiaries or any Designated Entity (other than MSG) which, together with all other property of the Borrower, its Subsidiaries or any Designated Entity (other than MSG) subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

            (k) (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (iii) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (iv) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (i) through (iv), as applicable, the Borrower shall have waived or incurred liability in excess of $1,000,000 in the aggregate and, if any such default shall occur in respect of any Subsidiary of the Borrower, such default would have a Materially Adverse Effect;

            (l) There shall occur any default (which default is not cured or waived within any applicable cure period) under any material indenture, agreement, or instrument evidencing Indebtedness For Money Borrowed of the Borrower, or any of its Subsidiaries (other than any Designated Entities) and, if any such default shall occur in respect of any Subsidiary of the Borrower, such default would have a Materially Adverse Effect;

            (m) There shall occur any default under the CSC Loan Agreement which prohibits CSC from obtaining advances under the CSC Loan Agreement in an aggregate amount sufficient to pay, and which aggregate amount shall be permitted under the CSC Loan

Agreement for use in the payment of, interest on the Loans in accordance with
Section 2.4 of this Agreement and the Revolving Notes and any fees required to be paid under Article 2 hereof;

            (n) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Subsidiaries, having jurisdiction over the Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

            (o) There shall occur a default by any Designated Entity (excluding
MSG) (which default is not cured or waived within any applicable grace period) under any MSO Agreement, which default would have a Materially Adverse Effect.

            (p) There shall occur either (i) any acceleration of any Indebtedness of MSG in a principal amount in excess of $5,000,000 or (ii) any payment default of any Indebtedness of MSG in a principal amount in excess of $5,000,000;

            (q) There shall exist (i) any default under the AMC Loan Agreement (which default is not cured within any applicable cure period or waived) or (ii) any default (which default is not cured within any applicable cure period or waived) under any other material indenture, agreement or instrument evidencing Indebtedness For Money Borrowed of any Designated Entity (other than MSG);

            (r) With respect to AMC and its Subsidiaries, there shall exist and remain outstanding for thirty (30) days after the occurrence thereof any of the following: (i) any Indebtedness not permitted under the AMC Loan Agreement (as in effect on the date hereof); (ii) any Liens on the assets or properties of AMC or its Subsidiaries not permitted under the AMC Loan Agreement (as in effect on the date hereof); or (iii) any Guarantees of AMC or its Subsidiaries which Guarantees are not permitted under the AMC Loan Agreement (as in effect on the date hereof); or

            (s) There shall exist any default under, or any cancellation of (without a contemporaneous replacement of), any Transponder Lease Agreement which default is not cured within any applicable time period and which default or cancellation, as applicable, would have a Materially Adverse Effect.

      9.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

            (a) With the exception of an Event of Default specified in Sections 9.1(h) or (i) hereof, the Arranging Agents, at the direction of the Majority Lenders, shall (i) terminate the Commitment or (ii) declare the principal of and interest on the Loans, the Revolving Notes and the Overdraft Note and all other obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Revolving Notes and the Overdraft Note to the contrary notwithstanding, or both.

            (b) Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(h) or (i) hereof, such principal, interest, and other obligations shall thereupon and concurrently therewith become due and payable, and the Commitment of the Lenders shall forthwith terminate, all without any action by the Agents or the Lenders or the Majority Lenders or the holders of the Revolving Notes and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Revolving Notes and the Overdraft Note to the contrary notwithstanding.

            (c) With respect to any outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to this Section 9.2, the Borrower shall promptly upon demand by the Letter of Credit Issuing Bank deposit in an account of the Letter of Credit Issuing Bank for the benefit of the Letter of Credit Issuing Bank an amount equal to the aggregate undrawn and unexpired amount of each Letter of Credit outstanding, which cash will be held by the Letter of Credit Issuing Bank and applied to the payment of drafts drawn under such Letters of Credit and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations hereunder in the manner set forth in Section 2.10(a) hereof.

            (d) The Arranging Agents and the Administrative Agent, with the concurrence of the Majority Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

            (e) The rights and remedies of the Arranging Agents and the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

10 - The Arranging Agents and the Administrative Agent

      10.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Revolving Loan and in its Revolving Notes irrevocably to appoint and authorize, the Arranging Agents and the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto and as may be provided by any Loan Document. Any action taken by the Administrative Agent under this Agreement or any Loan Document shall be taken for itself and for the ratable benefit of each of the Credit Parties, except as may be otherwise expressly provided in this Agreement or in any other Loan Document. Neither the Arranging Agents or the Administrative Agent nor any of their respective directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or in connection herewith, except for their respective gross negligence or willful misconduct. The Syndication Agent, the Documentation Agents, the Agents and the Co-Agents shall have no obligations under this Agreement in such capacity.

      10.2 Delegation of Duties. The Arranging Agents and the Administrative Agent may execute any of their respective duties under the Loan Documents by or through agents or attorneys selected by them, respectively, using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Arranging Agents and the Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by any of them, respectively, with reasonable care.

      10.3 Interest Holders. The Arranging Agents and the Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.3, as the holder of all of the interests of such Lender in its Loans and in its Revolving Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agents) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Arranging Agents, shall have been filed with the Administrative Agent.

      10.4 Consultation with Counsel. Each of the Administrative Agent and the Arranging Agents may consult with legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance thereon.

      10.5 Documents. Each of the Administrative Agent and Arranging Agents shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Revolving Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and each of the Administrative Agent and the Arranging Agents shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

      10.6 Arranging Agents and Affiliates. With respect to the Commitment and the Revolving Loans, any Lender which is an Affiliate of an Arranging Agent shall have the same rights and powers hereunder as any other Lender, and each Arranging Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with such Arranging Agent and without any obligation to account therefor. The parties hereto acknowledge that certain of the Credit Parties may be parties to the AMC Loan Agreement (such parties being the "AMC Credit Parties") and the Credit Parties agree that no AMC Credit Party shall be disqualified by virtue of its status as such from taking any action permitted to be taken by it under this Agreement or the AMC Loan Agreement and shall not impose upon any such AMC Credit Party any duty that is not also imposed upon each of the other Credit Parties this Agreement and upon each of the other AMC Credit Parties under the AMC Loan Agreement.

      10.7 Responsibility of the Agents. The duties and obligations of the Arranging Agents and the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. Each of the Administrative Agent and the Arranging Agents shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. Each of the Administrative Agent and the Arranging Agents shall not be liable to the Lenders hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

      10.8 Action by Agents.

            (a) Except for action requiring the approval of the Majority Lenders or all of the Lenders, as the case may be, each Arranging Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Arranging Agent shall have been instructed by the Majority Lenders or all the Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that such Agent shall not exercise any rights under
Section 9.2(a) of this Agreement without the request of the Majority Lenders. Each Arranging Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

            (b) Each Arranging Agent and the Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders or all the Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

      10.9 Notice of Default or Event of Default. In the event that any Arranging Agents, the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, such Administrative Agent or such Lender shall promptly notify the Lenders and the other agents, and each Arranging Agent and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and each Arranging Agent and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request an Arranging Agent or the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from such Arranging Agent or Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, such Arranging Agent or Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed such Arranging Agent or Administrative Agent not to take such action or assert such right, in no event shall such Arranging Agent or Administrative Agent act contrary to such instructions.

      10.10 Responsibility Disclaimed. Each of the Arranging Agents and the Administrative Agent shall be under no liability or responsibility whatsoever as such:

            (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

            (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Revolving Notes or any other Loan Document; or

            (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Revolving Notes, any other Loan Document, or any other document contemplated by this Agreement.

      10.11 Indemnification. The Lenders agree to indemnify each of the Arranging Agents and the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Arranging Agent or the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by such Arranging Agent or the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to such Arranging Agent or the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Arranging Agent or the Administrative Agent. The provisions of this Section 10.11 shall survive the termination of this Agreement.

      10.12 Credit Decision. Each Lender represents and warrants to each other and to each Arranging Agent that:

            (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by any Arranging Agent; and

            (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

      10.13 Successor Agents. Subject to the appointment and acceptance of a successor Administrative Agent or Arranging Agent (which shall be any Lender or a commercial Lender organized under the laws of the United States of America or any political subdivision thereof which has a combined capital and reserves in excess of $250,000,000) as provided below, any Administrative Agent or Arranging Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Arranging Agent. If no successor Administrative Agent or Arranging Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's or Arranging Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent or Arranging Agent, then the retiring Administrative Agent or Arranging Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Arranging Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent or Arranging Agent hereunder by a successor Administrative Agent or Arranging Agent, such successor Administrative Agent or Arranging Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent or Arranging Agent, and the retiring Administrative Agent or Arranging Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent or Arranging Agent's resignation or removal hereunder as Administrative Agent or Arranging Agent, the provisions of this Section 10.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent or Arranging Agent.

11 - Change in Circumstances

                          Affecting Eurodollar Advances

      11.1 Eurodollar Basis Determination Inadequate or Unfair. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Interest Period, the Arranging Agents determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Arranging Agents shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Arranging Agents notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such type of Eurodollar Advances shall be suspended.

      11.2 Illegality. If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, such Lender shall so notify the Arranging Agents, and the Arranging Agents shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Arranging Agents pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Lender may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such

Base Rate Advance in an amount such that the outstanding principal amount of the Revolving Note held by such Lender shall equal the outstanding principal amount of such Revolving Note immediately prior to such repayment.

      11.3 Increased Costs and Taxes.

            (a) If any Regulatory Change:

            (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

            (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage) special deposit, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting such Lender's obligation to make such Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Revolving Notes with respect thereto, then, on the earlier of demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender requesting compensation will promptly notify the Borrower and the Arranging Agents of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

            (b) A certificate of any Lender claiming compensation under this
Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 11.3, the Borrower may at any time, upon at least five (5) Business Days prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.8 hereof. Concurrently with prepaying such Eurodollar Advances the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Revolving Notes held by such Lender shall equal the outstanding principal amount of such Revolving Notes immediately prior to such prepayment.

            (c) If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment to the Administrative Agent or any Credit Party under this Agreement, the Borrower shall pay to the Administrative Agent or such Credit Party, as applicable, such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Credit Party with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amount in respect of withholding of United States federal income taxes pursuant to this Section to any Credit Party except to the extent (A) such Taxes are required to be withheld solely as a result of (1) in the case of a Person that is a Credit Party on the Agreement Date, a Regulatory Change enacted after the Agreement Date and (2) in the case of a Person that becomes a Credit Party after the Agreement Date, a Regulatory Change enacted after such Person becomes a Credit Party, and (B) such Credit Party has not failed to submit any form or certificate that it is entitled to so submit under Applicable Law.

      11.4 Effect On Other Advances. If notice has been given pursuant to
Section 11.1, 11.2 or 11.3 hereof suspending the obligation of any Lender to make any type of Eurodollar Advance, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Rate Advance shall, at the option of the Borrower, be made instead as Base Rate Advances.

12 - Miscellaneous

      12.1 Notices.

            (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section
12.1 All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)   If to the Borrower, to it at:

                        Rainbow Media Holdings, Inc.
                        150 Crossways Park West
                        Woodbury, New York  11797
                        Attn:  President
                        Telecopy No.:  (516) 364-2297

                        with copies to:

                        Rainbow Media Holdings, Inc.
                        150 Crossways Park West
                        Woodbury, New York 11797
                        Attn: Executive Vice President,
                                Legal and Business Affairs
                        Telecopy No.:  (516) 364-4085

                        and

                        Rainbow Media Holdings, Inc.
                        150 Crossways Park West
                        Woodbury, New York 11797
                        Attn: SVP-Finance
                        Telecopy No.: (516) 364-4085

                        and

                        Cablevision Systems Corporation
                        One Media Crossways
                        Woodbury, New York  11797
                        Attn: Chief Financial Officer and
                                General Counsel
                        Telecopy No.: (516) 496-1780

                  (ii)  If to the Administrative Agent, to it at:

                        Toronto Dominion (Texas), Inc.
                        909 Fannin, Suite 1700
                        Houston, Texas  77010
                        Attn: Manager, Syndications and
                                Credit Administration
                        Telecopy No.: (713) 951-9921

                        with a copy to:

                        Paul, Hastings, Janofsky & Walker
                        600 Peachtree Street, N.E.
                        Suite 2400
                        Atlanta, Georgia  30308
                        Attn:  Chris D. Molen, Esq.
                        Telecopy No.: (404) 815-2424

                  (iii) If to any Arranging Agent, to each of them at:

                        Canadian Imperial Bank of Commerce
                        Two Paces West
                        2727 Paces Ferry Road, Suite 1200
                        Atlanta, Georgia 30339
                        Attn:     Sally Seebode
                        Telecopy No.: (770) 319-4950
                        with a copy to:

                        Canadian Imperial Bank of Commerce
                        425 Lexington Avenue
                        New York, NY  10017
                        Attn: Deborah Strek, Managing Director
                        Telecopy No. (212) 856-3558

                        and to:

                        Toronto Dominion (Texas), Inc.
                        909 Fannin, Suite 1700
                        Houston, Texas  77010
                        Attn: Manager, Syndications and
                                Credit Administration
                        Telecopy No.:  (713) 951-9921

                        with a copy to:

                        The Toronto-Dominion Bank
                        USA Division
                        31 West 52nd Street
                        New York, New York  10019-6101
                        Attn: Joan Griffin, Director,
                                Communications Finance
                        Telecopy No.: (212) 262-1928

                        and with a copy to:

                        Paul, Hastings, Janofsky & Walker
                        600 Peachtree Street, N.E.
                        Suite 2400
                        Atlanta, Georgia  30308
                        Attn:  Chris D. Molen, Esq.
                        Telecopy No.: (404) 815-2424

                  (iv) If to the Lenders, to them at the addresses set forth for them in Schedule 9 hereto.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

            (b) Any party hereto may change the address to which notices shall be directed under this Section 12.1 by giving ten (10) days' written notice of such change to the other parties.

      12.2 Expenses. The Borrower agrees to promptly pay:

            (a) All reasonable out-of-pocket expenses of the Arranging Agents, the Syndication Agent and the Administrative Agent on the Agreement Date in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Arranging Agents, the Syndication Agent and the Administrative Agent;

            (b) All reasonable out-of-pocket expenses of the Arranging Agents, the Syndication Agent and the Administrative Agent in connection with the preparation and negotiation of any waiver, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the reasonable fees and disbursements of counsel for the Arranging Agents, the Syndication Agent and the Administrative Agent;

            (c) All reasonable out-of-pocket expenses of the Arranging Agents, the Syndication Agent and the Administrative Agent in connection with the syndication of the Loans; and

            (d) From and after the occurrence of an Event of Default, all reasonable out-of-pocket costs and expenses of the Arranging Agents, the Syndication Agent and the Administrative Agent in respect of such Event of Default, irrespective of whether suit or other proceeding has commenced in respect thereto, which shall include reasonable fees and out-of-pocket expenses of counsel for the Arranging Agents, the Syndication Agent and the Administrative Agent, and the reasonable fees and out-of-pocket expenses of any experts, agents, or consultants engaged by the Arranging Agents, the Syndication Agent and the Administrative Agent.

      12.3 Waivers. The rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Majority Lenders, or the Lenders in exercising any right shall operate as a waiver of such right. The Agents and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future.

      12.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date (whether by acceleration or otherwise), the Lenders and any subsequent holder or holders of the Revolving Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Lenders or such holder under this Agreement, the Revolving Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Revolving Notes or any other Loan Document, irrespective of whether or not (a) the Lenders or the holder of the Revolving Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Revolving Loans and the Revolving Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Revolving Notes shall be subject to the application of payments provisions of
Article 2 hereof. Upon direction by the Arranging Agents, with the consent of the Majority Lenders, after the Maturity Date (whether by reason of acceleration or otherwise) each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed.

      12.5 Assignment.

            (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Revolving Notes without the prior written consent of each Lender.

            (b) Each of the Lenders (other than the Overdraft Lender with respect to the Overdraft Advances) may at any time enter into assignment agreements or participations with respect to its interest hereunder and under the other Loan Documents with one or more other banks or other Persons provided that, except after the occurrence and during the continuance of an Event of Default, any such assignment shall not be in an amount less than $10,000,000 (other than an assignment of 100% of a Lender's Commitment) and each Lender shall retain an interest in not less than $10,000,000 of such Lender's share of the Commitment, unless the Borrower shall otherwise consent in writing or unless such Lender shall assign 100% of its share of the Commitment. All of the foregoing assignments and participants shall be subject to the following:

            (i) Except for assignments made to any Federal Reserve Bank and assignments or participations made between any Lender and any Affiliate of such Lender, no assignment or participation shall be sold without the consent of the Arranging Agents, which consent shall not be unreasonably withheld and, if no Default then exists, the consent of the Borrower, which consent shall not be unreasonably withheld.

            (ii) Any Person purchasing a participation or an assignment of the Revolving Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 5.1(m) hereof).

            (iii) The Borrower, the Lenders, and the Arranging Agents agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $3,000 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment hereunder.

            (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove changes in the interest rate and principal amount, fees and the Maturity Date for the Revolving Loans and the release of any collateral or any guaranty.

            (v) Each Lender agrees to provide the Administrative Agent and the Arranging Agents and the Borrower with prompt written notice of any issuance of participations or assignments of its interests hereunder.

            (vi) No assignment, participation or other transfer of any rights hereunder or under the Revolving Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

            (vii) No such assignment, participation or transfer may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that has failed to meet any of the capital requirements of its primary regulator or insurer.

            (viii) If applicable, each Lender shall, and shall cause each of its assignees to provide to the Arranging Agents and the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's position that no withholding by the Borrower or the Arranging Agents or the Administrative Agent for U.S. income tax payable by the Lender in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

            (c) Except as specifically set forth in Section 12.5(b) hereof, nothing in this Agreement or the Revolving Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Revolving Notes.

            (d) Notwithstanding anything contained herein to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Revolving Notes issued to such Lender as collateral to a Federal Reserve Bank; provided, however, that no such assignment shall release such Lender from any of its obligations hereunder or under the Revolving Notes.

      12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

      12.7 Governing Law. THIS AGREEMENT AND THE REVOLVING NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

      12.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      12.9 Headings. Headings and footnotes used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

      12.10 Interest.

            (a) In no event shall the amount of interest due or payable hereunder or under the Revolving Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or any Guarantor or is inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower or such Guarantor shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower and the Guarantors not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower and the Guarantors under Applicable Law.

            (b) Notwithstanding the use by the Lenders of the Prime Rate, the Eurodollar Rate, and the Federal Funds Rate as reference rates for the determination of interest on the Revolving Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

      12.11 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the Revolving Notes, and the other Loan Documents embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

      12.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, also by the Borrower, except that in the event of (a) any decrease (other than pro rata) or increase in the amount of the Commitment, (b) any change in the timing of, or reduction of the amount of, payments of principal, interest, and fees due hereunder or under any other Loan Document, (c) any release or impairment of collateral or any guaranty issued in favor of the Administrative Agent and the other Credit Parties, (d) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (e) any change to the priority of payments applicable to distributions to the Agent and the other Credit Parties of proceeds realized from dispositions of collateral, (f) any change in the sharing of payment procedures described in Section 2.10(b) hereof or any change in the application of payments provisions in Section 2.10(a) hereof, (g) any waiver or amendment of the mandatory prepayment requirements of Sections 2.5(b), 2.5(c), 2.5(d) or 8.5 or (h) any amendment of this Section 12.12 or of the definition of Majority Lenders, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrower.

      12.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agents and each Lender to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      12.14 Confidentiality. The parties hereto shall preserve in a confidential manner all information received from any other party pursuant to the Loan Documents and the transactions contemplated thereunder, and shall not disclose such information except to those Persons with which a confidential relationship is maintained (including designated agents, legal counsel, accountants and regulators), or where required by law.

      12.15 Liability of General Partners and Other Persons. Notwithstanding anything else in this Agreement to the contrary, the parties hereto expressly agree that no partner, officer, director or other holder of an ownership interest of or in the Borrower, any Subsidiary of the Borrower, any Operating Entity, any Guarantor or CSC, or any partnership, corporation or other entity which is a partner, stockholder or holder of an ownership interest of or in the Borrower, any Subsidiary of the Borrower, any Operating Entity, any Guarantor or CSC shall have any personal or individual liability or responsibility in respect of Obligations of the Borrower, any Subsidiary of the Borrower, any Guarantor or CSC pursuant to this Agreement or any other Loan Document solely by reason of his or her status as such partner, officer, director, stockholder or holder.

13 - Waiver of Jury Trial

      13.1 Waiver of Jury Trial. THE BORROWER, EACH OF THE GUARANTORS AND EACH OF THE CREDIT PARTIES HEREBY AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR

PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE GUARANTORS, ANY OF THE CREDIT PARTIES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE REVOLVING NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 13.1.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER AND GUARANTORS:           RAINBOW MEDIA HOLDINGS, INC.,
                                   a Delaware corporation, on behalf of itself and as attorney-in-fact for each of the Guarantors set forth on Schedule 1 hereto.


                                   By: /s/ Joshua Sapan
                                       -----------------------------------------
                                        Title:   Chief Executive Officer
                                               ---------------------------------

    [CORPORATE SEAL]
                                   By: /s/ Hank J. Ratner
                                       -----------------------------------------
                                        Title:   Executive Vice President, Legal
                                                 & Business Affairs & Secretary
                                               ---------------------------------

AS ARRANGING AGENT,
DOCUMENTATION AGENT AND
SYNDICATION AGENT
                                   CANADIAN IMPERIAL BANK OF COMMERCE


                                   By: /s/ Deborah Strek
                                       -----------------------------------------
                                        Title:   Managing Director
                                               ---------------------------------

AS ARRANGING AGENT,
DOCUMENTATION AGENT AND
ADMINISTRATIVE AGENT
                                   TORONTO DOMINION (TEXAS), INC.


                                   By: /s/ Diane Bailey
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

AS AGENT AND LENDER:

                                   FLEET BANK, N.A.


                                   By: /s/ Eric S. Meyer
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ Margot Bright
                                       -----------------------------------------
                                        Title:   Authorized Signatory
                                               ---------------------------------

                                   THE BANK OF NEW YORK


                                   By: /s/ Brendan Nedzi
                                       -----------------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

                                   BARCLAYS BANK PLC


                                   By: /s/ Les Bek
                                       -----------------------------------------
                                        Title:   Director
                                               ---------------------------------

                                   THE CHASE MANHATTAN BANK


                                   By: /s/ Ann Kerne
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

                                   NATIONSBANK OF TEXAS, N.A.


                                   By: /s/ Jennifer F. Zydney
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

AS CO-AGENT AND LENDER:

                                   MELLON BANK, N.A.


                                   By: /s/ Michael Hyrcenko
                                       -----------------------------------------
                                        Title:   Assistant Vice President
                                               ---------------------------------

                                   ROYAL BANK OF CANADA


                                   By: /s/ Barbara Meyer
                                       -----------------------------------------
                                        Title:   Senior Manager
                                               ---------------------------------

                                   SOCIETE GENERALE


                                   By: /s/ Elaine S. Khalil
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

LENDERS:                           CIBC INC.


                                   By: /s/ Deborah Strek
                                       -----------------------------------------
                                        Title:   Managing Director
                                               ---------------------------------

                                   TORONTO DOMINION (NEW YORK), INC.


                                   By: /s/ Debbie A. Greene
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

                                   BANKERS TRUST COMPANY


                                   By: /s/ Patrick Hogan
                                       -----------------------------------------
                                        Title:   Vice President
                                               ---------------------------------

OVERDRAFT LENDER:                  THE BANK OF NEW YORK


                                   By: /s/ Brendan Nedzi
                                       -----------------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------

LETTER OF CREDIT                   THE TORONTO-DOMINION BANK
ISSUING BANK:


                                   By: /s/ Diane Bailey
                                       -----------------------------------------
                                        Title:   Manager Syndications & Credit
                                               ---------------------------------